                                                                    Exhibit 99.3

                     -------------------------------------
                       PRO FORMA VALUATION UPDATE REPORT
                             MUTUAL HOLDING COMPANY
                                 STOCK OFFERING


                               NCRIC Group, INC.
                                 Washington, DC



                                  Dated As Of:
                                 July 16, 1999
                     ------------------------------------


                                  Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                  Suite 2210
                          Arlington, Virginia  22209

[LETTERHEAD OF RP FINANCIAL, L.C. APPEARS HERE]

                                                                   July 16, 1999

Board of Directors
NCRIC Group, Inc.
1115 30th Street, N.W.
Washington, DC  20007

Members of the Board:

     At your request, we have completed and hereby provide an updated independent appraisal ("Update") of the estimated pro forma market value of the Common Stock which is to be offered in connection with the common stock offering described below. This Appraisal may be relied upon by the Department of Insurance and Securities Regulation of the District of Columbia (the "Department") in its review of the offering.

     Our original appraisal report, dated December 4, 1998 (the "Original Appraisal"), and the updated appraisal, dated February 12, 1999 (the "First Update"), are incorporated herein by reference. As in the preparation of our Original Appraisal and First Update, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

Description of Mutual Holding Company Structure and Stock Issuance Plan
-----------------------------------------------------------------------

     On December 31, 1998, the National Capital Reciprocal Insurance Company (the "Reciprocal") reorganized into a stock insurance company with a mutual holding company parent (the "Reorganization"). Pursuant to a Plan of Reorganization (the "Plan"), the Reciprocal formed a mutual insurance holding company called NCRIC, A Mutual Holding Company ("Mutual Holding Company"). The Reciprocal continued its corporate existence as a stock insurance company by adopting articles of incorporation which authorized the issuance of capital stock. Through a series of share transfers, two newly-formed intermediate stock holding companies, NCRIC Holdings, Inc. ("Holdings") and NCRIC Group, Inc. ("Group"), were formed between the Mutual Holding Company and NCRIC, Inc. Immediately after the Reorganization, the Mutual Holding Company directly owned Holdings, which directly owned Group, which directly owned NCRIC, Inc. Hereinafter, NCRIC, Inc. and Group are collectively referred to as "NCRIC" or the "Company" unless specifically noted otherwise.

     The Reorganization permits NCRIC Group to issue capital stock as long as the Mutual Holding Company retains direct or indirect control of at least a majority of the outstanding shares of NCRIC, Inc. The number of shares of common stock sold to the public through the current offering will equal approximately 40 percent of the shares of NCRIC Group outstanding, resulting in approximately 60 percent ownership by the Mutual Holding Company.

Board of Directors
July 16, 1999
Page 2


     Immediately following the offering, the primary assets of Group will be the capital stock of NCRIC, Inc., the capital stock of NCRIC MSO and the net offering proceeds after deducting amounts utilized to fund the ESOP and Stock Award Plan stock purchases and repay the $2.2 million indebtedness incurred in connection with recently completed acquisitions.

     Shares of NCRIC common stock were first offered through a subscription offering to: (1) NCRIC's insureds and extended reporting endorsement holders as of March 15, 1999; (2) the ESOP and Stock Award Plan; and (3) directors, officers and employees of the Mutual Holding Company and its subsidiaries. Remaining shares were then sold in the community offering with the following preferences: (1) holders of policies originally issued after March 15, 1999;
(2) providers of goods and services to the Company; and (3) residents of the District of Columbia and the states of Virginia and Maryland (the "Local Community").

RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for companies undertaking the demutualization process including mutual savings institutions and insurance companies. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal, we are independent of NCRIC and the other parties engaged by the Company to assist in the stock issuance process.

Limiting Factors and Considerations
-----------------------------------

     As described in the Original Appraisal, a valuation update would be prepared prior to closing to reflect, among other things, significant developments or changes in the Company's financial performance and condition in relation to the Peer Group, conditions in the equity markets for the shares of insurers and the results of the Company's offering. Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's updated valuation incorporates the financial condition and operations of the Company as of March 31, 1999, as provided in the prospectus supplement dated June 7, 1999, as well as the most recent financial results for the peer group and market conditions through the date hereof, July 16, 1999. In addition, we have incorporated the results of the Company's offering.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or

Board of Directors
July 16, 1999
Page 3


solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Financial Results
-----------------

     The updated financial information through March 31, 1999 (see Table 1) reflects the January 4, 1999 consummation of the acquisition of Healthcare Consulting, Inc. ("HCI"), HCI Ventures, LLC. ("HCIV"), and the assets of Employee Benefits Services, Inc. ("EBSI").

     Growth Trends
     -------------

       Total assets increased by $14.1 million to $148.5 million over the three months ended March 31, 1999, reflecting the ongoing expansion of the Company's business and the completed acquisitions.

       Liabilities increased as loss and loss adjustment expenses ("LAE") increased modestly, unearned premiums grew sharply and borrowings were utilized to partially fund the recently completed acquisitions.

       Equity diminished over the most recent quarter ended as interim earnings were more than offset by a negative $2.423 million valuation adjustment on securities classified as available for sale ("AFS"), net of the $824,000 tax impact.

     Balance Sheet
     -------------

       Investment Securities
       ---------------------

          As of March 31, 1999, NCRIC's investment portfolio totaled $98.6 million, or 66.42 percent of assets, comprised of $93.4 million in bonds and $5.2 million in preferred stocks.

          Over the last three fiscal years, the structure of the investment portfolio has changed modestly as the Company emphasized after-tax returns in formulating the investment strategy, which led to an increased level of tax-advantaged securities. Currently, all investment securities are classified as AFS in order to maximize flexibility with respect to portfolio management, and there was only a small change in portfolio composition during the quarter.

       Reinsurance Recoverable
       -----------------------

          The Company establishes a reinsurance recoverable asset reflecting the actuarial established value of funds to be recovered from reinsurance treaties (or contracts) pursuant to SFAS No. 113. As of March 31, 1999, the reinsurance recoverable assets totaled $25.8 million, or 17.4 percent of total assets. The reinsurance recoverable assets are reviewed at least semi-annually by both management and the independent actuaries, Tillinghast-Towers Perrin. Management believes the reinsurance recoverable assets are collectible in full.

RP Financial, LC.



                                    Table 1
        National Capital Reciprocal Insurance Company and Subsidiaries
                           Historical Balance Sheets

                                                                    At December 31, 1998              At March 31, 1999
                                                                  -----------------------           ----------------------
                                                                                  % of                               % of
                                                                   Amount        Assets               Amount        Assets
                                                                  --------      --------             --------      --------
                                                                    ($000)         (%)                 ($000)         (%)
                    ASSETS
                    ------

INVESTMENTS:
  Securities Available for Sale, At Fair Value:
    Bonds and U.S. Treasury Notes                                 $ 91,135        67.85%             $ 93,429        62.92%
    Preferred Stocks                                                 5,213         3.88%                5,184         3.49%
                                                                  --------       -------             --------       -------
      Total Securities Available for Sale                         $ 96,348        71.73%             $ 98,613        66.41%
    Investments in Management Service Organizations                      -         0.00%                   18         0.01%
                                                                  --------       -------             --------       ------
        Total Investments                                         $ 96,348        71.73%             $ 98,631        66.42%

OTHER ASSETS:
  Cash and Cash Equivalents                                          6,083         4.53%                8,514         5.73%
  Reinsurance Recoverable                                           24,944        18.57%               25,777        17.36%
  Goodwill                                                               -         0.00%                5,096         3.43%
  Deferred Federal Income Taxes                                      2,742         2.04%                3,511         2.36%
  Other Assets                                                       4,209         3.13%                6,957         4.69%
                                                                  --------       -------             --------       ------

     TOTAL ASSETS                                                 $134,326       100.00%             $148,486       100.00%
                                                                  ========       =======             ========       ======

               LIABILITIES & EQUITY
               --------------------
LIABILITIES:
  Losses and Loss Adjustment Expenses:
    Losses                                                        $ 60,127        44.76%             $ 62,787        42.28%
    Loss Adjustment Expenses                                        27,573        20.53%               27,919        18.80%
                                                                  --------       -------             --------       -------
      Total Losses and Loss Adjustment Expenses                   $ 87,700        65.29%             $ 90,706        61.09%

  Other Liabilities:
    Retrospective Premium Accrued Under Reinsurance Treaties         6,492         4.83%                7,613         5.13%
    Unearned Premiums                                                3,348         2.49%               12,083         8.14%
    Bank Debt                                                            -         0.00%                2,200         1.48%
    Other Liabilities                                                5,775         4.30%                6,173         4.16%
                                                                  --------       -------             --------       -------

      TOTAL LIABILITIES                                           $103,315        76.91%             $118,775        79.99%

      EQUITY                                                      $ 31,011        23.09%             $ 29,711        20.01%

        TOTAL LIABILITIES & EQUITY                                $134,326       100.00%             $148,486       100.00%
                                                                  ========       =======             ========       =======

Source:  NCRIC and subsidiaries audited and unaudited financial statements.

Board of Directors
July 16, 1999
Page 5


       Goodwill
       --------

          The Company's balance sheet reflects $5.096 million of goodwill as of March 31, 1999, or 3.43 percent of assets, reflecting the previously referenced acquisitions. The goodwill is being amortized over 20 years on a straight-line basis, and the goodwill related to the HCI acquisition is not a tax-deductible expense.

       Other Assets
       ------------

          The Company's other assets, consisting of cash and cash equivalents, deferred income taxes, premium receivables, property and equipment, and various other miscellaneous accruals and assets, reflecting growth during the quarter, in part reflecting the acquisitions.

       Losses and Loss Adjustment Expenses
       -----------------------------------

          Losses and LAE continue to comprise the largest segment of liabilities, equal to $90.7 million, or 61.1 percent of assets, as of March 31, 1999, reflecting growth relative to year end. Favorable prior year loss development in the first quarter of fiscal 1999 was offset by an increase in direct loss reserve for current year experience, and direct loss payments were in amounts not exceeding the threshold of the reinsurance layer. The Company has continued to build policy reserves due to the sale of new and/or expanded policies.

       Retrospective Premiums Accrued
       ------------------------------

          Retrospective premiums accrued equaled $7.6 million, or 5.1 percent of total assets, as of March 31, 1999, representing estimated future premiums due under swing rated reinsurance treaties. Management continually evaluates the adequacy of the reinsurance liabilities and the current balance reflects a $1.1 million increase relative to the prior quarter end.

       Other Liabilities
       -----------------

          Other liabilities consist of renewal credit dividends to policyholders and a small amount of other miscellaneous liabilities. The renewal policy dividend credit is the result of the Company's practice of paying discretionary dividends to physician policyholders in the form of premium credits. The Company accrues for such credits on an interim basis and credits the policy at the time of renewal. As of March 31, 1999, other liabilities totaled $6.2 million, equal to 4.2 percent of total assets.

       Equity
       ------

          The Company's equity declined from $31.0 million, as of December 31, 1998, to $29.7 million, as of March 31, 1999, reflecting the adverse impact of rising market interest rates on the Company's AFS investment securities.

          The offering proceeds will strengthen NCRIC's capital position, and facilitate the business plan which is focused on growth and diversification of revenues and earnings. As of March 31, 1999, the Company's capital included $5.1 million of intangible assets, resulting in a tangible capital/assets ratio equal to 16.58 percent. Additional intangible assets may be potentially created subject to the earnout provisions of the principals of HCI, HCIV and EBSI.

Board of Directors
July 16, 1999
Page 6


       Income and Expense Trends
       -------------------------

          NCRIC's earnings increased modestly based on updated financial data (see Table 2), with the increase principally attributable to net underwriting results and anticipated earnings from recently acquired businesses. Overall, net income for the trailing 12 months increased to $2.9 million, equal to 2.22 percent of average assets and 10.73 percent of total revenues, with $101,000 net income contributed during the first quarter from the completed acquisitions.

       Premium Income
       --------------

          Net premiums earned have increased over the most recent quarter to equal $19.5 million, amounting to 14.84 percent of average assets and 71.74 percent of total revenues. The premium growth realized in the most recent quarter is principally the result of two factors: (1) a higher level of premiums written owing to the successful marketing efforts by the Company; and
(2) favorable loss development on swing rated reinsurance.

       Net Investment Income
       ---------------------

          Net investment income, consisting of dividends and interest on investment securities, declined despite slight growth in investments reflecting generally lower interest rates. The recent uptick in interest rates may partially mitigate such trends.

       Net Realized Investment Gains
       -----------------------------

          Investment gains and losses have generally not been a significant earnings component as the investment portfolio is managed with a long-term perspective, and thus the Company does not actively engage in trading or seek to realize short-term gains at the expense of long-term earnings. For the 12 months ended March 31, 1999, investment gains totaled $183,000, equal to 0.14 percent of average assets, as compared to $159,000, or 0.12 percent of average assets for the prior 12 months.

       Other Revenue
       -------------

          Other income consists of other miscellaneous fees, including revenues from subsidiaries, and reflects limited change based on updated financial data, equaling $374,000 for the most recent 12 months, or 0.28 percent of average assets and 1.37 percent of total revenues. The Company realized a new source of revenues beginning in 1999 as a result of the acquisitions, approximating $1.243 million for the quarter. On a full year basis, this revenue component is expected to become a more significant contributor to earnings.

       Losses and Loss Adjustment Expenses
       -----------------------------------

          Losses and LAE increased modestly as a result of the growth in the number of insureds, both in terms of numbers and the aggregate dollar value of policies in effect, notwithstanding favorable loss experience. Losses and LAE equaled $16.1 million, or 12.25 percent of average assets and 59.19 percent of total revenues, for the 12 months ended March 31, 1999. Despite such increase, the loss ratio (i.e., losses and LAE as a percent of net premiums

RP Financial, L.C.

                                    Table 2

        National Capital Reciprocal Insurance Company and Subsidiaries

                         Historical Income Statements



                                                                For the                                     For the
                                                           Fiscal  Year Ended                        Twelve Months Ended
                                                           December 31 ,1998                           March 31, 1999
                                                           ------------------------------        ----------------------------------
                                                                   % of Avg.      % of                       % of Avg.      % of
                                                           Amount      Assets    Revenues        Amount        Assets     Revenues
                                                           -------     ------    --------        ------      ----------   ---------
                                                           ($000)      (%)         (%)            ($000)       (%)         (%)
REVENUES:
 Premium Income:
 Premiums Written                                          $19,214     15.00%      76.71%        $17,335       13.18%      63.72%
 Premiums Ceded                                              4,089      3.19%      16.32%          3,844        2.92%      14.13%
 Change in Unearned Premiums                                (2,945)    -2.30%     -11.76%            155        0.12%       0.57%
 Renewal Credit Dividends to Policyholders                  (1,899)    -1.48%      -7.58%         (1,816)      -1.38%      -6.67%
                                                           -------     -----      ------         -------       -----      ------
     Net Premiums Earned                                    18,459     14.41%      73.69%         19,518       14.84%      71.74%

  Net Investment Income (less investment expenses of
   $540,000 in 1997, $551,000 in 1996 & $403,000 in 1995)    5,996      4.68%      23.94%          5,888        4.48%      21.64%
  Net Realized Investment Gains                                159      0.12%       0.63%            183        0.14%       0.67%
  Practice Management and Related Income                         -      0.00%       0.00%          1,243        0.95%       4.57%
  Other Income                                                 435      0.34%       1.74%            374        0.28%       1.37%
                                                           -------     -----      ------         -------       -----      ------

     Total Revenues                                         25,049     19.56%     100.00%         27,206       20.69%     100.00%

EXPENSES:
 Losses and Loss Adjustment Expenses                       $15,677     12.24%      62.59%        $16,102       12.25%      59.19%
 Other Underwriting and Operating Expenses                   5,746      4.49%      22.94%          6,936        5.28%      25.49%
                                                           -------     -----      ------         -------       -----      ------
  Total  Expenses                                           21,423     16.73%      85.52%         23,038       17.52%      84.68%
                                                           -------     -----      ------         -------       -----      ------

INCOME BEFORE INCOME TAXES                                 $ 3,626      2.83%      14.48%        $ 4,168        3.17%      15.32%

  Total Income Tax (Benefit) Provision                       1,079      0.84%       4.31%          1,249        0.95%       4.59%

     NET INCOME                                            $ 2,547      1.99%      10.17%        $ 2,919        2.22%      10.73%
                                                           =======     =====      ======         =======       =====      ======


Expense Ratio                                                31.13%                                29.82%
Loss Ratio                                                   84.93%                                82.50%
                                                           -------                               -------
  Combined Ratio                                            116.06%                               112.32%



(1)  Excludes practice management expenses of $1.1 million.

Source:  NCRIC and subsidiaries audited and unaudited financial statements.

Board of Directors
July 16, 1999
Page 8



earned) diminished from 85 percent for the fiscal year ended December 31, 1998, to 83 percent for the 12 months ended March 31, 1999, reflecting a continuation of previous trends.

          Other Underwriting and Operating Expenses
          -----------------------------------------

               Other underwriting expenses, consisting of all the other administrative expenses, increased to $6.9 million for 12 months ended March 31, 1999, from $5.7 million for the previous 12 months, reflecting increased compensation costs, rent on the new administrative office facility and higher premium taxes. Other operating expenses have increased due to the operating costs of the MSO, and expenses attributable to acquired companies and the amortization of goodwill. Another factor was $206,000 in litigation costs pertaining to a lawsuit filed by NCRIC PO, relating to non-performance on a third-party contract -- the ultimate outcome and potential recovery, if any, is not determinable at this time.

               Notwithstanding the increase in operating expenses, the expense ratio decreased to 29.82 percent for the most recent 12 months, which coupled with the interim decline in the loss ratio led to a decline in the combined ratio to 112.32 percent.

          Income Taxes
          ------------

               As a result of growth in pre-tax income, the Company's tax expense increased modestly to total $1.2 million, equal 0.95 percent of average assets and 4.59 percent of total revenues. The effective tax rate for the most recent 12 months remained relatively constant at just below 30 percent.

Peer Group Financial Comparisons
--------------------------------

     Tables 3 through 6 present summary balance sheet and income statement details for NCRIC and the Peer Group of publicly-traded insurance companies established in our Original Appraisal (more detailed financial data for the Peer Group companies is included as Exhibit I-1). NCRIC's and the Peer Group's ratios are based on financial data through March 31, 1999.

     Financial Condition
     -------------------

          In general, the updated financial condition ratios do not suggest major differences from previous analyses. NCRIC continued to maintain a higher balance of cash and investments while reinsurance assets were also higher; the Company maintains a more limited scope of operations.

          Policy reserves increased for the Company to 61.1 percent of assets, which is above the Peer Group average of 57.1 percent. NCRIC's updated debt ratio of 1.5 percent of assets reflects interim funding for the recently completed acquisitions; the Peer Group's debt ratio averaged 5.5 percent of total assets. Other liabilities for NCRIC (17.4 percent of assets) continued to exceed the Peer Group average (10.4 percent of assets).

          NCRIC's equity base of 20.1 percent remained below the Peer Group's average equity ratio of 26.2 percent; however, with the addition of stock proceeds, the Company's pro

RP Financial, LC.
                                    Table 3
                  Balance Sheet Composition and Growth Rates
                              Peer Group Analysis
             As of and for the Twelve Months Ended March 31, 1999

                                                    Peer Group Companies
                              NCRIC   Peer Group --------------------------
Balance Sheet                 3/31/99   Average    MMI      SKP      MAI
-------------                 -------- ---------  ------  -------- --------
Cash & Investments               72.2%     66.1%   60.7%     87.7%    68.8%
Reinsurance Assets               17.4%     15.0%   18.7%      2.4%    17.1%
Deferred Policy Acqstn.Co         0.0%      1.3%    2.0%      0.0%     0.0%
Intangibles                       3.4%      2.7%    2.2%      0.8%     0.0%
Separate Accounts                 0.0%      0.0%    0.0%      0.0%     0.0%
Other Assets                      7.0%     14.9%   16.4%      9.0%    14.1%
                              -------- ---------  ------  -------- --------
  Total Assets                  100.0%    100.0%  100.0%    100.0%   100.0%

Policy Reserves                  61.1%     57.1%   67.9%     54.4%    65.7%
Debt                              1.5%      5.5%    0.0%      0.0%     0.0%
Other Liabilities                17.4%     10.4%    6.7%      3.2%     6.1%
                              -------- ---------  ------  -------- --------
  Total Liabilities              80.0%     73.0%   74.6%     57.7%    71.9%

Minority Interest                 0.0%      0.0%    0.0%      0.0%     0.0%

Trust Preferred Securities        0.0%      1.9%    5.8%      0.0%     0.0%

Preferred Equity                  0.0%      0.0%    0.0%      0.0%     0.0%
Common Equity                    20.0%     25.1%   19.6%     42.3%    28.1%
                              -------- ---------  ------  -------- --------
  Total Equity                   20.0%     25.1%   19.6%     42.3%    28.1%

Tangible Equity                  16.6%     22.4%   17.4%     41.5%    28.1%

Annual Growth Rates
-------------------

Cash & Investments               6.99%    34.76%   2.68%    -1.77%    7.30%
Reinsurance Assets              37.89%   197.27%  12.11%    -2.39%   15.84%
Deferred Policy Acqstn. Costs     .00%    17.05%   2.60%  -100.00% -100.00%
Intangibles                       N.A.   130.88%  22.72%      N.A.     N.A.
Separate Accounts                0.00%      N.A.    N.A.      N.A.     N.A.
Other Assets                    43.77%    69.33%  -7.54%    21.46%    0.62%
                              -------- ---------  ------  -------- --------
Total Assets                    16.92%    52.69%   2.80%    -0.34%    6.93%

Policy Reserves                 16.06%    63.63%   2.25%    -4.99%    7.53%
Debt                              N.A.  1353.20%    N.A.      N.A.     N.A.
Other Liabilities               28.38%    85.12%  24.57%    45.61%  -11.45%
                              -------- ---------  ------  -------- --------
Total Liabilities               19.90%    73.61%   3.93%    -3.12%    5.60%

Minority Interest                0.00%      N.A.    N.A.      N.A.     N.A.
Redeemable Pfd. Equity           0.00%      N.A.    N.A.      N.A.     N.A.
Trust Preferred Securities       0.00%    28.60%   0.07%      N.A.     N.A.

Preferred Equity                 0.00%    17.10%    N.A.      N.A.     N.A.
Common Equity and Ret. Eam       6.39%    27.50%  -0.52%     3.71%   10.49%
                              -------- ---------  ------  -------- --------
Total Equity                     6.39%    27.49%  -0.52%     3.71%   10.49%


                                   Peer Group Companies
                        --------------------------------------------
Balance Sheet             FMT      FPIC      SPC      FTR      PEGI
-------------           --------   -------   ------   ------   ------
Cash & Investments         74.2%     62.0%    70.9%    56.6%    61.6%
Reinsurance Assets         11.5%      9.7%    11.7%    25.0%     0.0%
Deferred Policy Acqstn.     0.7%      0.5%     2.3%     4.0%     3.3%
Intangibles                 2.0%     13.1%     1.5%     2.2%     7.7%
Separate Accounts           0.0%      0.0%     0.0%     0.0%     0.0%
Other Assets               11.6%     14.8%    13.6%    12.1%    27.3%
                        --------   -------   ------    -----   ------
  Total Assets            100.0%    100.0%   100.0%   100.0%   100.0%

Policy Reserves            31.9%     57.6%    66.5%    63.1%    35.9%
Debt                       17.9%     10.0%     3.9%     4.1%    19.0%
Other Liabilities          36.9%      3.4%    12.0%    11.8%    23.1%
                        --------   -------   ------   ------   ------
  Total Liabilities        86.7%     71.0%    82.3%    79.0%    78.0%

Minority Interest           0.0%      0.0%     0.0%     0.0%     0.0%

Trust Preferred Securit     1.2%      0.0%     1.3%     6.5%     0.0%

Preferred Equity            0.0%      0.0%     0.0%     0.0%     0.0%
Common Equity              12.1%     29.0%    16.3%    14.5%    22.0%
                        --------   -------   ------   ------   ------
  Total Equity             12.1%     29.0%    16.4%    14.5%    22.0%

Tangible Equity            10.1%     15.9%    14.9%    12.3%    14.2%

Annual Growth Rates
-------------------

Cash & Investments        30.32%    21.55%   83.99%    8.60%   61.08%
Reinsurance Assets        49.88%   274.22%  120.80%   54.05%     N.A.
Deferred Policy Acqstn.   37.34%    44.98%  135.51%   50.47%   94.39%
Intangibles                9.87%   983.39%   45.48%   -1.33%   -4.66%
Separate Accounts           N.A.      N.A.     N.A.     N.A.     N.A.
Other Assets              10.32%   111.36%   69.63%   30.11%  264.39%
                        --------   -------  -------   ------  -------
Total Assets              29.10%    61.06%   85.66%   21.04%   79.96%

Policy Reserves            5.19%    47.90%   86.68%   25.11%  100.43%
Debt                      89.22%  2808.90%  132.75% 2040.00%     N.A.
Other Liabilities         43.83%   145.43%  217.61%   60.72%   31.10%
                        --------  --------  ------- --------  -------
Total Liabilities         32.48%    74.48%  100.60%   36.33%  119.69%

Minority Interest           N.A.      N.A.     N.A.     N.A.     N.A.
Redeemable Pfd. Equity      N.A.      N.A.     N.A.     N.A.     N.A.
Trust Preferred Securit    0.00%      N.A.  142.85%    0.28%     N.A.

Preferred Equity            N.A.      N.A.   17.10%     N.A.     N.A.
Common Equity and Ret.    12.01%    35.60%   33.35%  -20.37%    9.54%
                        --------  --------   ------ --------  -------
Total Equity              12.01%    35.60%   33.30%  -20.37%    9.54%


                               Peer Group Companies
                        -------- ----------------------------------
Balance Sheet             PFCO      RTWI     AGII     SNPL     ZNT
-------------           --------  -------  -------  -------  -------
Cash & Investments         65.8%    70.2%    78.0%    42.5%    60.0%
Reinsurance Assets         13.8%    14.8%    11.5%    37.5%    21.7%
Deferred Policy Acqstn.     1.1%     1.1%     0.3%     0.8%     0.6%
Intangibles                 0.0%     0.0%     2.0%     2.0%     1.4%
Separate Accounts           0.0%     0.0%     0.0%     0.0%     0.0%
Other Assets               19.3%    14.0%     8.1%    17.2%    16.4%
                        --------  -------  -------  -------  -------
  Total Assets            100.0%   100.0%   100.0%   100.0%   100.0%

Policy Reserves            61.3%    65.5%    52.3%    63.9%    56.2%
Debt                        3.1%     1.4%     0.0%     6.1%     5.5%
Other Liabilities           7.3%     1.7%     4.6%    11.0%     7.4%
                        --------  -------  -------  -------  -------
  Total Liabilities        71.7%    68.6%    56.9%    81.1%    69.1%

Minority Interest           0.0%     0.0%     0.0%     0.0%     0.0%

Trust Preferred Securit     0.0%     0.0%     0.0%     5.9%     4.4%

Preferred Equity            0.0%     0.0%     0.0%     0.0%     0.0%
Common Equity              28.3%    31.4%    43.1%    13.1%    26.5%
                        --------  -------  -------  -------  -------
  Total Equity             28.3%    31.4%    43.1%    13.1%    26.5%

Tangible Equity            28.3%    31.4%    41.1%    11.0%    25.1%

Annual Growth Rates
-------------------

Cash & Investments        12.87%   -2.28%   -7.40%  221.21%   13.81%
Reinsurance Assets       372.55%  344.38%   -0.81%  894.51%  232.12%
Deferred Policy Acqstn.  -18.44%    1.49%   -4.82%  132.57%  -54.48%
Intangibles                 N.A.     N.A.   -7.45%   -0.97%     N.A.
Separate Accounts           N.A.     N.A.     N.A.     N.A.     N.A.
Other Assets              14.04%   39.96%  -16.74%  347.81%   15.93%
                        -------   -------  -------  -------  -------
Total Assets              25.88%   16.04%   -7.53%  330.36%   34.08%

Policy Reserves           44.48%   35.35%  -13.65%  466.72%   24.14%
Debt                    4448.60%  -49.53%     N.A.     N.A.    2.44%
Other Liabilities         78.99%   -1.14%   -1.87%  338.40%  134.77%
                        --------  -------  -------  -------  -------
Total Liabilities         53.99%   29.64%  -12.80%  487.64%   28.47%

Minority Interest           N.A.     N.A.     N.A.     N.A.     N.A.
Redeemable Pfd. Equity      N.A.     N.A.     N.A.     N.A.     N.A.
Trust Preferred Securit     N.A.     N.A.     N.A.   -0.19%     N.A.

Preferred Equity            N.A.     N.A.     N.A.     N.A.     N.A.
Common Equity and Ret.   -13.89%   -5.57%    0.46%  265.40%   27.28%
                        --------  -------  -------  -------  -------
Total Equity             -13.89%   -5.57%    0.46%  265.40%   27.28%

Source: Audited and unaudited financial statements. Corporate reports and offring circulars.
   The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Board of Directors
July 16, 1999
Page 10


forma equity position is expected to approach the Peer Group's ratio. NCRIC's tangible assets ratio of 3.4 percent exceeds the Peer Group's intangible assets ratio of 2.7 percent of assets. Accordingly, NCRIC's tangible equity/assets ratio of 16.6 percent (pre-offering) falls well below the Peer Group's average ratio of 22.4 percent -- NCRIC's pro forma ratio is expected to approach the Peer Group's average ratio.

          Both the Company's and the Peer Group's equity ratios continued to reflect equity surpluses relative to statutory requirements.

          Updated balance sheet growth rates for the Company and the Peer Group reflect increased growth levels relative to the trends noted in the First Update (the Company's growth rates are annualized rates for the fifteen months ended March 31, 1999, while the Peer Group's growth rates are for the 12 months ended March 31, 1999). Despite the Company's acquisitions, the Peer Group's growth has been greater (also reflecting acquisition activity). The Peer Group's equity ratio continued to show faster growth than the Company, with both reflecting the adverse impact of higher interest rates on AFS securities.

     Income and Expenses
     -------------------

          NCRIC's updated operating performance relative to the Peer Group (see Tables 4 and 5) has improved, largely attributable to operating losses sustained by four Peer Group companies which were formerly profitable (MMI Companies, Inc., Frontier, RTW, Inc., and Superior National). The principal factors leading to the decline in the Peer Group's earnings levels were higher average policy expenses and other underwriting costs. Overall, NCRIC's return on average assets equaled 2.21 percent versus 1.55 percent for the Peer Group on average. Updated income as a percent of total revenues equaled 10.73 percent for the Company versus an average of 6.86 percent for the Peer Group.

          The combined ratio diminished for NCRIC and increased for the Peer Group. As referenced above, the principal factor leading to the higher combined ratio for the Peer Group is a higher expense ratio, which increased from 47.04 percent in the First Update to 57.74 percent for the most recent trailing 12 month period. The loss ratio also increased for the Peer Group, albeit to a lesser extent, from 72.87 percent to 76.03 percent. As a result of the foregoing, NCRIC's pre-tax operating margin and underwriting profit margin improved in comparison to the Peer Group average.

          As noted in earlier valuations, the long-tail nature of the business of the Company and the Peer Group suggests quarter-to-quarter fluctuations in earnings results are less meaningful than term trends.

     Risk Factors
     ------------

          NCRIC continues to operate with a higher loss ratio (82.5 percent for the Company versus 76.0 percent for the Peer Group), as shown in Table 6, while losses and LAE for the most recent 12 month period are relatively lower in comparison to policy reserves (17.8 percent for NCRIC versus an average of 28.0 percent for the Peer Group). Policy reserves as a percent of equity and assets have increased relative to Peer Group average.

RP Financial, LC.
                                    Table 4
              Income and Expenses As A Percent of Average Assets
                              Peer Group Analysis
                  For the Twelve Months Ended March 31, 1999


                                        NCRIC  Peer Group                        Peer Group Companies
                                                          -----------------------------------------------------------------------
                                        3/31/99   Average   MMI      SKP      MAI      FMT      FPIC      SPC      FTR      PEGI
                                        -------   -------   ---      ---      ---      ---      ----      ---      ---      ----
Policy Revenues                        14.84%    22.59%   12.49%    17.47%   13.29%    8.12%    21.98%   19.70%   21.92%   31.27%
Net Investment Income                   4.48%     3.89%    2.86%     4.31%    2.95%    6.47%     3.91%    4.56%    3.17%    3.59%
Net Realized Gains                      0.14%     0.48%    0.09%     1.64%    0.96%    0.00%     0.06%    0.62%    0.09%    0.00%
Non-Recurring Revenues                  0.00%     0.71%    0.00%     0.00%    0.00%    0.00%     0.00%    0.00%    0.00%    0.00%
Other Revenues                          1.23%     6.53%    1.93%     0.06%    0.74%    0.75%     3.90%    1.12%    0.00%   72.21%
                                      ------    ------   ------    ------   ------   ------    ------   ------   ------   ------
  Total Revenues                       20.69%    34.19%   11.89%    23.48%   17.93%   15.33%    29.85%   26.00%   25.18%  107.07%

Policy Expenses                        12.25%    17.72%   10.57%    14.51%    8.73%    4.71%    15.83%   16.81%   19.04%   16.25%
Other Expenses                          5.28%    13.88%    6.50%     3.10%    3.22%    5.30%     6.66%    9.30%    9.90%   84.22%
Interest Expense                        0.00%     0.50%    0.39%     0.00%    0.00%    2.45%     0.27%    0.00%    0.09%    2.03%
Non-Recurring Expenses                  0.00%     0.01%    0.00%     0.00%    0.00%    0.00%     0.09%    0.00%    0.00%    0.00%
                                      ------    ------   ------    ------   ------   ------    ------   ------   ------   ------
  Total Expenses                       17.52%    32.10%   11.17%    17.62%   11.94%   12.46%    22.84%   26.11%   29.02%  102.49%

Net Income Before Taxes                 3.17%     2.08%   -0.10%     5.87%    5.99%    2.87%     7.01%   -0.11%   -3.84%    4.58%
  Provision for Taxes                   0.95%     0.45%   -0.11%     1.53%    1.61%    0.93%     1.89%   -0.37%   -1.66%    0.90%
                                      ------    ------   ------    ------   ------   ------    ------   ------   ------   ------
Net Inc. Before Adj. & Min.Int.         2.22%     1.63%    0.00%     4.34%    4.38%    1.94%     5.12%    0.26%   -2.18%    3.68%
  Plus:  After-Tax Adjust               0.00%    -0.06%    0.00%     0.00%    0.00%    0.00%     0.00%    0.00%    0.00%    0.00%
  Less:  Minority Interest Exp.         0.00%     0.00%    0.00%     0.00%    0.00%    0.00%     0.00%    0.00%    0.00%    0.00%
                                      ------    ------   ------    ------   ------   ------    ------   ------   ------   ------
Net Income Before Extraordinary         2.22%     1.57%    0.00%     4.34%    4.38%    1.94%     5.12%    0.26%   -2.18%    3.68%
  Extraordinary Items                   0.00%    -0.02%   -0.18%     0.00%    0.00%    0.00%     0.00%   -0.09%    0.00%    0.00%
                                      ------    ------   ------    ------   ------   ------    ------   ------   ------   ------
Net Income (ROA)                        2.22%     1.55%   -0.18%     4.34%    4.38%    1.94%     5.12%    0.17%   -2.18%    3.68%


Return on Average Equity               14.57%     5.85%   -0.88%    10.45%   15.80%   14.79%    15.98%    0.96%  -11.52%   15.02%

Combined Ratio Analysis
-----------------------
Loss Ratio                             82.50%    76.03%   84.67%    83.07%   65.66%   58.03%    72.00%   85.35%   86.83%   51.96%
Expense Ratio                          29.82%    57.74%   52.08%    17.77%   24.20%   65.30%    30.29%   47.22%   45.14%  269.37%
                                      ------    ------   ------    ------   ------   ------    ------   ------   ------   ------
  Combined Ratio                      112.32%   133.77%  136.75%   100.84%   89.87%  123.32%   102.29%  132.57%  131.97%  321.33%

Pre-Tax Underwriting Profit Margin     18.03%   -33.77%  -36.75%    -0.84%   10.13%  -23.32%    -2.29%  -32.57%  -31.97% -221.33%
Pre-Tax Operating Profit Margin        15.42%     9.90%   -0.61%    26.85%   35.28%   18.71%    23.53%   -0.44%  -15.32%    4.28%

                                         ------------------------------------------
                                           PFCO     RTWI     AGII     SNPL      ZNT
                                           ----     ----     ----     ----     ----
Policy Revenues                          49.64%   47.02%    7.29%   11.97%   31.45%
Net Investment Income                     4.32%    4.55%    4.17%    2.39%    3.25%
Net Realized Gains                        0.75%    0.67%    0.55%    0.20%    0.62%
Non-Recurring Revenues                    0.00%    0.00%    0.00%    0.00%    9.22%
Other Revenues                            1.74%    0.00%    0.00%    0.00%    2.40%
                                        ------   ------   ------   ------   ------
  Total Revenues                         56.46%   52.24%   12.02%   14.56%   46.94%

Policy Expenses                          44.52%   41.34%    4.84%    9.92%   23.27%
Other Expenses                           15.29%   15.40%    4.18%    4.46%   12.96%
Interest Expense                          0.00%    0.29%    0.00%    0.52%    0.40%
Non-Recurring Expenses                    0.00%    0.00%    0.00%    0.00%    0.00%
                                        ------   ------   ------   ------   ------
  Total Expenses                         59.81%   57.03%    9.01%   14.90%   36.63%

Net Income Before Taxes                  -3.35%   -4.79%    3.00%   -0.34%   10.32%
  Provision for Taxes                    -1.40%   -1.86%    1.02%   -0.18%    3.60%
                                        ------   ------   ------   ------   ------
Net Inc. Before Adj. & Min.Int.          -1.95%   -2.93%    1.98%   -0.16%    6.72%
  Plus:  After-Tax Adjust                 0.00%    0.00%    0.00%   -0.79%    0.00%
  Less:  Minority Interest Exp.           0.00%    0.00%    0.00%    0.00%    0.00%
                                        ------   ------   ------   ------   ------
Net Income Before Extraordinary          -1.95%   -2.93%    1.98%   -0.95%    6.72%
  Extraordinary Items                     0.00%    0.00%    0.00%    0.00%    0.00%
                                        ------   ------   ------   ------   ------
Net Income (ROA)                         -1.95%   -2.93%    1.98%   -0.95%    6.72%


Return on Average Equity                 -5.96%   -8.37%    4.79%   -6.96%   31.91%

Combined Ratio Analysis
-----------------------
Loss Ratio                               89.67%   87.93%   66.31%   82.86%   73.99%
Expense Ratio                            30.80%   32.75%   57.27%   37.24%   41.20%
                                        ------   ------   ------   ------   ------
    Combined Ratio                      120.47%  120.67%  123.58%  120.09%  115.19%

Pre-Tax Underwriting Pr0fit Margin      -20.47%  -20.67%  -23.58%  -20.09%  -15.19%
Pre-Tax Operating Profit Margin         -6.02%    -9.29%   26.21%   -2.34%   27.81%


Source: Audited and unaudited financial statements, corporate reports and offering circulars.
      The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.

                                    Table 5
      Income and Expenses As A Percent of Trailing Twelve Month Revenues
                             Peer Group Analysis
                  For the Twelve Months Ended March 31, 1999


                               NCRIC Peer Group                        Peer Group Companies
                                                 -------------------------------------------------------------------------------
                             3/31/99  Average    MMI      SKP      MAI      FMT      FPIC      SPC      FTR      PEGI     PFCO
                             -------  -------    ---      ---      ---      ---      ----      ---      ---      ----     ----
Policy Revenues                71.74%   71.30%  71.93%    74.39%   74.11%   52.96%    73.63%   75.75%   87.07%   29.20%   87.93%
Net Investment Income          21.64%   16.49%  16.46%    18.37%   16.44%   42.17%    13.10%   17.54%   12.57%    3.36%    7.66%
Net Realized Gains              0.67%    1.98%   0.53%     6.96%    5.34%   -0.01%     0.21%    2.40%    0.36%    0.00%    1.33%
Non-Recurring Revenues          0.00%    1.51%   0.00%     0.00%    0.00%    0.00%     0.00%    0.00%    0.00%    0.00%    0.00%
Other Revenues                  5.95%    8.72%  11.09%     0.27%    4.11%    4.88%    13.06%    4.31%    0.00%   67.44%    3.08%
                              ------   ------  ------    ------   ------   ------    ------   ------   ------   ------   ------
  Total Revenues              100.00%  100.00% 100.00%   100.00%  100.00%  100.00%   100.00%  100.00%  100.00%  100.00%  100.00%

Policy Expenses                59.19%   55.88%  60.90%    61.80%   48.66%   30.73%    53.02%   64.66%   75.60%   15.17%   78.85%
Other Expenses                 25.49%   32.98%  37.46%    13.22%   17.94%   34.58%    22.30%   35.77%   39.30%   78.66%   27.08%
Interest Expense                0.00%    2.03%   2.24%     0.00%    0.00%   15.98%     0.90%    0.00%    0.36%    1.89%    0.00%
Non-Recurring Expenses          0.00%    0.02%   0.00%     0.00%    0.00%    0.00%     0.29%    0.00%    0.00%    0.00%    0.00%
                              ------   ------  ------    ------   ------   ------    ------   ------   ------   ------   ------
  Total Expenses               84.68%   90.91% 100.60%    75.02%   66.60%   81.29%    76.51%  100.43%  115.26%   95.72%  105.94%

Net Income Before Taxes        15.32%    9.09%  -0.60%    24.98%   33.40%   18.71%    23.49%   -0.43%  -15.26%    4.28%   -5.94%
  Provision for Taxes           4.59%    2.23%  -0.62%     6.52%    8.98%    6.07%     6.32%   -1.42%   -6.60%    0.84%   -2.48%
                              ------   ------  ------    ------   ------   ------    ------   ------   ------   ------   ------
Net Inc. Before Adj.           10.73%    6.86%   0.01%    18.47%   24.42%   12.64%    17.16%    0.99%   -8.66%    3.44%   -3.46%
& Min. Int.
  Plus:  After-Tax              0.00%   -0.42%   0.00%     0.00%    0.00%    0.00%     0.00%    0.00%    0.00%    0.00%    0.00%
Adjustments
  Less:  Minority               0.00%    0.00%   0.00%     0.00%    0.00%    0.00%     0.00%    0.00%    0.00%    0.00%    0.00%
                              ------   ------  ------    ------   ------   ------    ------   ------   ------   ------   ------
Interest Exp.
Net Income Before              10.73%    6.44%   0.01%    18.47%   24.42%   12.64%    17.16%    0.99%   -8.66%    3.44%   -3.46%
Extraordinary
  Extraordinary Items           0.00%   -0.11%  -1.05%     0.00%    0.00%    0.00%     0.00%   -0.33%    0.00%    0.00%    0.00%
                              ------   ------  ------    ------   ------   ------    ------   ------   ------   ------   ------
Net Margin                     10.73%    6.33%  -1.03%    18.47%   24.42%   12.64%    17.16%    0.66%   -8.66%    3.44%   -3.46%



Combined Ratio Analysis
-----------------------

Loss Ratio                     82.50%   76.03%  84.67%    83.07%   65.66%   58.03%    72.00%   85.35%   86.83%   51.96%   89.67%
Expense Ratio                  29.82%   57.74%  52.08%    17.77%   24.20%   65.30%    30.29%   47.22%   45.14%  269.37%   30.80%
                              ------   ------  ------    ------   ------   ------    ------   ------   ------   ------   ------
    Combined Ratio            112.32%  133.77% 136.75%   100.84%   89.87%  123.32%   102.29%  132.57%  131.97%  321.33%  120.47%

Pre-Tax Underwriting
Profit Margin                 -18.03%  -33.77% -36.75%    -0.84%   10.13%  -23.32%    -2.29%  -32.57%  -31.97% -221.33%  -20.47%
Pre-Tax Operating
Profit Margin                  15.42%    9.90%  -0.61%    26.85%   35.28%   18.71%    23.53%   -0.44%  -15.32%    4.28%   -6.02%

                               ---------------------------------
                               RTWI     AGII     SNPL     ZNT
                               ----     ----     ----     ---
Policy Revenues                90.00%   60.69%   82.22%  66.99%
Net Investment Income           8.72%   34.71%   16.41%   6.93%
Net Realized Gains              1.28%    4.60%    1.37%   1.31%
Non-Recurring Revenues          0.00%    0.00%    0.00%  19.65%
Other Revenues                  0.00%    0.00%    0.00%   5.11%
                              ------   ------   ------  ------
  Total Revenues              100.00%  100.00%  100.00% 100.00%

Policy Expenses                79.13%   40.24%   68.12%  49.57%
Other Expenses                 29.47%   34.76%   30.61%  27.60%
Interest Expense                0.56%    0.00%    3.57%   0.85%
Non-Recurring Expenses          0.00%    0.00%    0.00%   0.00%
                              ------   ------   ------  ------
  Total Expenses               09.17%   75.00%  102.31%  78.02%

Net Income Before Taxes        -9.17%   25.00%   -2.31%  21.98%
  Provision for Taxes          -3.57%    8.50%   -1.23%   7.67%
                              ------   ------   ------  ------
Net Inc. Before Adj.
& Min. Int.                    -5.60%   16.50%   -1.08%  14.31%
  Plus:  After-Tax
Adjustments                     0.00%    0.00%   -5.42%   0.00%
  Less:  Minority               0.00%    0.00%    0.00%   0.00%
                              ------   ------   ------  ------
Interest Exp.
Net Income Before
Extraordinary                  -5.60%   16.50%   -6.51%  14.31%
  Extraordinary Items           0.00%    0.00%    0.00%   0.00%
                              ------   ------   ------  ------
Net Margin                     -5.60%   16.50%   -6.51%  14.31%



Combined Ratio Analysis
-----------------------

Loss Ratio                     87.93%   66.31%   82.86%  73.99%
Expense Ratio                  32.75%   57.27%   37.24%  41.20%
                              ------   ------   ------  ------
    Combined Ratio            120.67%  123.58%  120.09% 115.19%

Pre-Tax Underwriting
Profit Margin                 -20.67%  -23.58%  -20.09% -15.19%
Pre-Tax Operating
Profit Margin                  -9.29%   26.21%   -2.34%  27.81%


Source: Audited and unaudited financial statements, corporate reports and offering circulars.
     The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.                 Table 6
                           Analysis of Risk Factors
                              Peer Group Analysis



                                         NCRIC      Peer Group                              Peer Group Companies
                                                              -------------------------------------------------------
                                         3/31/99     Average      MMI       SKP       MAI      FMT      FPIC     SPC
                                         -------     -------      ---       ---       ---      ---      ----     ---


Losses and LAE as a Percent of
------------------------------
Net Premiums Earned (Loss Ratio)             82.5%       76.0%    84.7%     83.1%     65.7%    58.0%     72.0%    85.4%
Policy Reserves                              17.8%       28.0%    15.2%     27.0%     12.9%    12.9%     21.3%    22.4%

Policy Reserves as a Percent of
-------------------------------
Assets                                        61.1%      57.1%    67.9%     54.4%     65.7%    31.9%     57.6%    66.5%
Equity                                       305.3%     263.3%   345.9%    128.6%    233.8%   263.6%    198.2%   405.8%

A.M. Best, Inc. Rating                           A-        N.M.       A         A         A       A-        A-       A+



                                                                  ------------------------------------------------------------
                                                                  FTR       PEGI      PFCO     RTWI     AGII     SNPT      ZNT
                                                                  ---       ----      ----     ----     ----     ----      ---


Losses and LAE as a Percent of
------------------------------
Net Premiums Earned (Loss Ratio)                                   86.8%     52.0%     89.7%    87.9%    66.3%    82.9%     74.0%
Policy Reserves                                                    27.5%     38.3%     66.0%    58.8%     9.7%     8.3%     43.5%

Policy Reserves as a Percent of
-------------------------------
Assets                                                             63.1%     35.9%     61.3%    65.5%    52.3%    63.9%     56.2%
Equity                                                            436.1%    163.7%    216.4%   208.3%   121.2%   489.2%    211.8%

A.M. Best, Inc. Rating                                                A-      N.A.      B++       N.A.      A+       B+        A+


Source: Audited and unaudited financial statements, corporate reports and offering circulars.
     The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completness of such information.

Board of Directors
July 16, 1999
Page 14




          The one area of underwriting risk to which the Company is subject to greater exposure is the Company's concentration in the District of Columbia, a jurisdiction which has not experienced tort reform and where damage awards are typically high in comparison to areas of the country where the Peer Group companies operate. While the Company seeks to offset such risk through conservative underwriting and reserve policies and effective claims processing, and reinsurance including catastrophic loss coverage, we believe that the Company's earnings continue to be exposed to a greater level of volatility as a result of this factor.


Stock Market Conditions
-----------------------

     Since the First Update, the performance of the overall stock market has been largely bullish, with the moderate trading range in early Spring giving way to a significant rally both in the Dow Jones Industrial Average ("DJIA") and in the technology sector. On July 16, 1999, the DJIA closed at 11210, an increase of 20.9 percent since the date of the First Update of 9275. Financial and cyclical stocks gained favor in mid-April, based on expectations of the global economic recovery gaining strength and lower interest rates. The recovery in cyclical stocks gained momentum through most of April, reflecting a shift in leadership from technology stocks to economically sensitive stocks. Cyclical stocks carried the DJIA above the 11000 mark in early-May, while financial and technology stocks declined on growing concerns of inflation re-emerging and higher interest rates. Stocks in general slumped in mid- and late-May, reflecting inflation worries and indications by the Federal Reserve that they were leaning towards raising interest rates. Especially hard hit were internet stocks which had recorded strong increases in previous periods. Such concerns about interest rates continued into June, as the investment community continued to anticipate the actions of the Fed during meetings held at the end of the month. Subsequent to the Fed rate hike in late June, the market rallied based on the Fed's neutral stance about the prospects for further interest rate increases.

     Over the same period, the insurance sector has paralleled the broader market averages. On July 16, 1999, the Dow Jones Insurance Index had increased
12.9 percent since the First Update (from 1196 to 1350). Table 7 charts the performance of the Dow Jones Insurance Index versus the Dow Jones Industrial average. While the Dow Jones Insurance Index provides some insight into the insurance sector, the Index is market value weighted, reflects all insurance sectors and is comprised of full stock companies. Thus we have primarily relied on the Peer Group pricing in the valuation given the relative comparability of the Peer Group companies to NCRIC.

     As shown in Table 8 below, the changes in the median pricing ratios of the Peer Group were mixed, with the Price/Earnings and Price/1999 Estimated Earnings declining modestly (by 5.8 percent and 2.2 percent, respectively) while the Price/Core Earnings multiple increased by 17.4 percent based on the median. Likewise, the Price/Book ratio increased by 13.6 percent while the median Price/Tangible Book Value ratio decreased by 3.3 percent. The median ratios for the medical malpractice specialist subgroup showed little to a small positive change since the First Update.

                             [CHART APPEARS HERE]

Board of Directors
July 16, 1999
Page 16


                                    Table 8
                 Median Pricing Characteristics of Peer Groups

                                      February 12,   July 16,     %
                                          1999         1999     Change
                                      ------------   --------   -------
Peer Group
----------
 Price/Earnings (x)                         14.60x     13.76x     (5.8)%
 Price/Core Earnings (x)                    15.16      17.80      17.4
 Price/1999 Estimated Earnings (x)          12.12      11.85      (2.2)
 Price/Book (%)                            109.1%     123.91%     13.6
 Price/Tangible Book (%)                   132.8      128.38      (3.3)
 Price/Assets (%)                           29.1       26.2      (10.0)

Medical Malpractice Sub Group
-----------------------------
 Price/Earnings (x)                         17.36x     17.38x      0.1%
 Price/Core Earnings (x)                    17.65      18.39       4.2
 Price/1999 Estimated Earnings (x)          12.67      13.30       5.0
 Price/Book (%)                            151.0%     151.9%       0.6
 Price/Tangible Book (%)                   151.0      152.8        1.2
 Price/Assets (%)                           48.3       49.5        2.5

     As discussed in the Original Appraisal and First Update, the new issue market for demutualizing insurers is also an important consideration in determining the Company's pro forma market value, and there have only been two demutualizations completed since the date of First Update (StanCorp Financial Group and MEEMIC Holdings). These demutualization structures have been very different than the Company's mutual holding company structure involving a subscription offering and thus are not directly comparable.

     StanCorp Financial Group undertook a full demutualization and conducted a simultaneous IPO which was priced at $23.75 per share in April 1999, representing approximately 88 percent of pro forma book value and 10.24 times earnings. StanCorp Financial Group traded up by approximately 2 percent on the first trading day and closed at a price of $26.50 per share as of July 16, 1999.

     MEEMIC Holdings demutualized on July 1, 1999, was priced at $10.00 per share in April 1999, representing approximately 81 percent of pro forma book value. MEEMIC Holdings traded up in the aftermarket and closed at a price of $15.63 per share as of July 16, 1999. The relevance of MEEMIC Holdings' demutualization and pricing to NCRIC's pro forma valuation is rendered less meaningful by the controlling stock ownership by another insurance company.

     The MIIX Group, a holding company for the largest medical malpractice liability insurer in New Jersey, has not yet completed its demutualization and IPO, and thus no new information is available.

Board of Directors
July 16, 1999
Page 17


Results of the Offering
-----------------------

     The offering commenced May 10, 1999, during which the Company conducted an extensive marketing effort among its policyholders, vendors, and other investors in the markets in which it operates, holding a total of 20 meetings in the Washington, DC area and 3 meetings in the markets served by HCI. In this regard, numerous community meetings were held at hospitals, at NCRIC's headquarters, and other areas with a concentration of NCRIC insureds. Data provided by NCRIC's marketing agent, Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), indicates that total orders through the June 30, 1999 end of the subscription offering totaled approximately $3.8 million, or 547,407 shares at $7.00 per share, approximately 40 percent of the offering range minimum. The relatively modest subscription interest is believed to be partially attributable to the limited number of NCRIC policyholders (slightly over 1,200 at year end).

     Following the close of the Subscription Offering, the Community Offering remained open. Sandler O'Neill conducted presentations and meetings, in conjunction with the Company's management, with Sandler O'Neill's broker force and with various institutional and professional investors in New York and Boston. These meetings generated interest in the issue at the lower end of the offering range only. The total orders actually received in the offering totaled 1,480,000 shares, equal to $10,360,000 at an offering price of $7.00 per share, which falls between the minimum and midpoint of the offering range. A summary of the orders received is set forth in Table 9 below.

                                    Table 9
                            Results of the Offering

                                             Total   Number of   Average       % of
Category                                    Shares    Orders      Order       Total
--------                                  ---------  ---------  ----------    ------
Orders Through June 30, 1999
----------------------------
Category One                                169,470     82         2,067       11.5%
ESOP and Stock Award Plan(1)                222,000      2       111,000       15.0
Category Three                               82,250     49         1,679        5.6
Community
   Named Insureds of NCRIC & Vendors          1,830      4           458        0.1
   Residents  of DC, MD and VA               11,942     16           746        0.8
   Other Community                           59,915     10         5,992        4.0
                                          ---------    ---        ------       ----
     Total Orders Through 6/30/99           547,407    163         3,358       37.0%
Community Orders Received After 6/30/99     932,593    181         5,152       63.0
                                          ---------    ---        ------      ------
     Total Orders                         1,480,000    344         4,302(2)   100.0%

(1) The ESOP will subscribe for 10 percent of the offering and the Stock Award Plan will subscribe for 5 percent of the offering.
(2) Excluding the ESOP and Stock Award Plan, the average order equaled 3,678 shares.

Source:  Sandler O'Neill.

Board of Directors
July 16, 1999
Page 18


Summary of Adjustments
----------------------

     Based on the foregoing, we have not changed the valuation parameters as set forth in the First Update as shown below.

     Key Valuation Parameters                                    Valuation Adjustment
     ------------------------                                    --------------------
     Financial Condition                                         Slight Upward
     Profitability, Growth and Viability of Earnings             Moderate Downward
     Risk Assessment                                             Slight Downward
     Primary Market and Growth                                   Slight Downward
     Dividends                                                   Slight Downward
     Liquidity of the Shares                                     Moderate Downward
     Marketing of the Issue                                      Moderate Downward
     Organization                                                Slight Downward
     Regulatory Environment                                      Slight Downward

     Taking into account the updated financial information for the Company and the Peer Group, we have concluded that the valuation adjustments for financial condition and profitability, growth, and viability of earnings should remain unchanged from those applied in the First Update. The factors concerning the valuation parameters of risk assessment, primary market area, dividends, liquidity of the shares, organization and regulatory environment did not change since the First Update. Accordingly, those parameters were not discussed further in this update.

     In view of the limited change in overall pricing of the Peer Group and no change in valuation adjustments, we are confirming that the previously determined valuation and resulting range of value continues to be appropriate. In view of the modest investor response in both the subscription and community offerings, the proposed closing of the offering in the lower portion of the valuation range is consistent with this updated valuation.

Valuation Approaches
--------------------

     In applying the pro forma market value approach, we considered the three key pricing ratios in valuing NCRIC's to-be-issued stock -- P/E, P/B and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the stock offering proceeds assuming a full demutualization (refer to Original Appraisal for a complete methodology discussion). In computing the pro forma impact of the demutualization and the related pricing ratios, we have continued to incorporate the assumptions in NCRIC's prospectus for effective tax rate and stock benefit plans (summarized in Exhibits 2 and 3 herein).

     We have also considered the pro forma impact of the acquisitions in the calculation of pro forma pricing, as set forth in the prospectus. Specifically, we have incorporated the estimated incremental expenses and revenues and reduction to compensation expenses. The

Board of Directors
July 16, 1999
Page 19


estimated reinvestment benefit of the stock proceeds continues to reflect a 5 percent pre-tax reinvestment rate.

     Based on the foregoing, we have concluded that: (1) the range of value concluded in the First Update continues to be appropriate; and, (2) the Company's intention to accept all the orders, totaling $10,360,000, in closing the offering is consistent with the current range of value. Specifically, RP Financial concluded that the pro forma market value of an offering pursuant to a full demutualization, taking into account the dilutive impact of the 42,857 shares issued to the shareholders of the Acquired Companies at the completion of the offering, of $26,199,999, or 3,742,857 shares at $7.00 per share, is consistent with the current range of value.

          1.   P/E. The application of the P/E valuation method requires
               ---
calculating the Company's pro forma market value by applying a valuation P/E multiple (fully demutualized basis) to the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Company's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net offering proceeds. NCRIC's reported earnings were $2,919,000 for the 12 months ended March 31, 1999, which included a modest amount of gains ($183,000). We also excluded gains from the core earnings base on a tax-effected basis to derive a core earnings figure of $2,809,000. We have factored in the estimated earnings benefit of $436,000 from the Acquired Companies (as reflected in the prospectus) adjusted for $101,000 earned during the first quarter after taxes and amortization of goodwill, in developing a valuation earnings base of $3,254,000 and $3,144,000, respectively, based on reported and core earnings.

          Based on the proposed closing value of $26.2 million, including the 42,857 acquisition shares, the Company's pro forma P/E multiple based on a fully demutualized basis was 6.79 and 6.99 times reported and core earnings, respectively. The discounts have increased relative to the fully demutualized midpoint value in the First Update as a result of interim earnings improvement for the Company, softer earnings on average for the Peer Group and the completion of the offering below the midpoint value.

          2.   P/B. The application of the P/B valuation method requires
               ---
calculating the Company's pro forma market value by applying a valuation P/B ratio to NCRIC's pro forma book value (fully demutualized basis). In applying the P/B approach, we also considered tangible book value (i.e., book value net of intangible assets) because historically the market has not generally given credit for intangible assets.

          At the proposed closing value, NCRIC exhibited pro forma reported and tangible P/B ratios (fully demutualized basis) equal to 51.38 percent and 57.09 percent, respectively, compared to the Peer Group's median reported and tangible P/B ratios of 123.91 percent and 128.38 percent, respectively. Accordingly, the Company's pro forma reported and tangible P/B ratios are discounted by 58.5 percent and 55.5 percent respectively. The closing P/B discounts relative to the Peer Group are generally consistent with the discounts reflected in the First Update.

          Additionally, the Company's pro forma P/B is consistent with the recent market for new issues of demutualized insurance companies, including MONY Group, Standard

Board of Directors
July 16, 1999
Page 20


Financial Group and MEEMIC Holdings, after taking into account the unique aspects of NCRIC's mutual holding company structure and the relatively smaller size of the Company.

          3.   P/A. The P/A valuation methodology determines market value by
               ---
applying a valuation P/A ratio (fully demutualized basis) to the Company's pro forma asset base. At the proposed closing value, NCRIC's full demutualization value equaled 15.43 percent of pro forma assets. Comparatively, the Peer Group companies exhibited a median P/A ratio of 26.16 percent, which implies a 41.0 percent discount being applied to the Company's pro forma P/A ratio (fully demutualized basis). We placed less weight on this valuation methodology, as size is a less important valuation criteria to the investment community.

Conclusion
----------

     We have concluded in this updated valuation that the range of value pursuant to a full demutualization determined in the First Update continues to be appropriate as of July 16, 1999, as set forth in the table below.

                                  Total Shares                         Aggregate Market Value(1)
                     -------------------------------------    -----------------------------------------
                       Offering    Acquisition     Total       Offering      Acquisition      Market
                      Shares(1)      Shares      Shares(2)     Amount(1)        Shares        Value(2)
                     ----------   ------------  ----------    ------------  ------------  -------------
Minimum               3,400,000         42,857   3,442,857     $23,800,000      $299,999   $24,099,999
Midpoint              4,000,000         42,857   4,042,857      28,000,000       299,999    28,299,999
Maximum               4,600,000         42,857   4,642,857      32,200,000       299,999    32,499,999

(1)  Pursuant to a full stock demutualization.
(2)  Based on a $7.00 per share price.


     The Board of Directors has established a public offering range such that the public ownership of Group will constitute a 40 percent ownership interest of the shares, before the 42,857 shares issued in the Acquisitions; the Mutual Holding Company will own the balance of the shares. The proposed closing value is $10.66 million, reflecting the acceptance of all subscription and community orders, and the 42,857 acquisition shares issued publicly. Based on a $7.00 per share offering price, the number of shares issued to the public will be 1,522,857. Accordingly, the distribution of shares over the range of value and at the proposed closing value is as follows:

Board of Directors
July 16, 1999
Page 21


                            Total Public Shares                    Market Value of Public Shares
                            -------------------                    -----------------------------
                                                   Total                                     Total
                  MHC     Offering   Acquisition   Public         Offering    Acquisition    Public
                Shares     Shares      Shares      Shares          Shares       Shares       Shares
               ---------  ---------  -----------  ---------      -----------  -----------  -----------
Minimum        2,040,000  1,360,000       42,857  1,402,857      $ 9,520,000     $299,999  $ 9,819,999
Midpoint       2,400,000  1,600,000       42,857  1,642,857       11,200,000      299,999   11,499,999
Maximum        2,760,000  1,840,000       42,857  1,882,857       12,880,000      299,999   13,179,999
Closing Value  2,220,000  1,480,000       42,857  1,522,857       10,360,000      299,999   10,659,999

     The pricing ratios with the mutual holding company in place are shown in Table 11 and the pro forma calculations are included in Exhibits 4 and 5.

                                             Respectfully submitted,

                                             RP FINANCIAL, LC.



                                             /s/ Ronald S. Riggins
                                             Ronald S. Riggins
                                             President and Managing Director



                                             /s/ James P. Hennessey
                                             James P. Hennessey
                                             Senior Vice President

RP Financial, LC
                                   Table 10
                            Public Market Pricing
                           NCRIC and the Peer Group
                             As of July 16, 1999


                                                 Market Capitalization                       Per Share Data
                                                -----------------------    --------------------------------------------------
                                                Price/   Shares  Market      T.T. Mo. Earnings            Book Value
                                                                           ----------------------     ---------------
                                                Share     Out.   Value     Actual   Core  1999 Est.     Rep.    Tang.  Assets
                                                -----     ----   -----     -----    ----  ---------     ----    -----  ------
                                                 ($)     (000)   ($Mil)       ($)    ($)     ($)         ($)     ($)    ($)
      NCRIC Group, Inc. (1)
      ---------------------
      Maximum                                     7.00   4,643   32.50      0.89    0.86   ----         12.08   10.98  37.66
      Midpoint                                    7.00   4,043   28.30      0.99    0.97   ----         13.03   11.77  42.41
      Minimum                                     7.00   3,443   24.10      1.14    1.10   ----         14.32   12.84  48.82
      Proposed Closing Value                      7.00   3,743   26.20      1.06    1.03   ----         13.62   12.26  45.36

      Comparable Group
      ----------------
            Average                             $21.78  36,797  $1,601     $1.22   $0.61  $1.69        $17.42  $15.65 $76.21
            Median                                 ---     ---     ---       ---     ---    ---  --       ---     ---    ---

Comparable Group
----------------
MMI   MMI Companies, Inc.                        16.00  19,028     304      0.26    0.38   1.50         21.24   18.88 108.23
SKP   SCPIE Holdings, Inc.                       31.06  11,732     364      3.37    2.61   2.62         32.46   31.81  76.64
MAI   Medical Assurance, Inc.                    29.50  23,196     684      2.14    1.86   2.00         14.19   14.19  50.45
FMT   Fremont General Corporation                19.31  70,056   1,353      1.94    1.94   2.00         13.83   11.51 114.38
FPIC  FPIC Insurance Group, Inc.                 49.38   9,842     486      2.35    2.36   2.91         17.24    9.46  59.36
SPC   St. Paul Companies, Inc.                   33.00 227,300   7,501      0.26   (0.18)  2.60         28.26   25.71 172.56
FTR   Frontier Insurance Group, Inc.             14.75  34,927     515     (1.47)  (1.51)  1.60         10.70    9.05  73.89
PEGI  Preferred Employers Holdings, Inc.          5.00   5,247      26      0.36    0.36   0.61          2.57    1.66  11.70
PFCO  PAULA Financial                             8.75   5,929      52     (0.78)  (0.96)  1.28         12.44   12.44  43.94
RTWI  RTW, Inc.                                   5.50  12,285      68     (0.39)  (0.44)  0.30          4.44    4.44  14.12
AGII  Argonaut Group, Inc.                       24.31  24,018     584      1.48    1.23   1.50         30.63   29.18  71.03
SNTL  Superior National Insurance Group, Inc.    21.25  17,683     376     (0.50)  (0.56)  1.90         12.77   10.77  97.72
ZNT   Zenith National Insurance Corp.            25.31  17,116     433      6.82    0.83   1.15         25.65   24.30  96.74



Medical Malpractice Specialist Sub-Group
----------------------------------------
            Average                             $31.49  15,950    $460     $2.03   $1.80  $2.26        $21.28  $18.58 $73.67
            Median                               28.13  18,964     390       ---     ---    ---  --       ---     ---    ---

Medical Malpractice Specialist Sub-Group
----------------------------------------
MMI   MMI Companies, Inc.                        16.00  19,028     304     0.257   0.384   1.50        21.239  18.879 108.23
SKP   SCPIE Holdings, Inc.                       31.06  11,732     364     3.370   2.608   2.62        32.457  31.809  76.64
MAI   Medical Assurance, Inc.                    29.50  23,196     684     2.143   1.862   2.00        14.186  14.186  50.45
FPIC  FPIC Insurance Group, Inc.                 49.38   9,842     486     2.351   2.358   2.91        17.242  9.4609  59.36

                                                         Pricing Ratios                                         Dividends
                                                --------------------------------------------------------  --------------------
                                                           Earnings                  Book  Value          Amt./        Payout
                                                -----------------------------  -----------------
                                                Actual      Core   1999  Est.  Reported Tangible  Assets Share Yield   Ratio
                                                ------      ----   ----------  -------- --------  ------ ----- -----   -----
                                                 (x)         (x)      (x)         (%)     (%)       (%)    ($)  (%)     (%)
     NCRIC Group, Inc. (1)
     --------------------
      Maximum                                     8.10       8.33   ----        57.94%   63.73%   18.59%   0.00   0.00    0.00
      Midpoint                                    7.24       7.44   ----        53.71%   59.46%   16.50%   0.00   0.00    0.00
      Minimum                                     6.33       6.51   ----        48.90%   54.53%   14.34%   0.00   0.00    0.00
      Proposed Closing Value                      6.79       6.99   ----        51.38%   57.09%   15.43%   0.00   0.00    0.00

      Comparable Group
      ----------------
            Average                              30.66      20.54  12.97       137.92%  173.14%   33.59%   0.39    1.7%  76.50%
            Median                               13.76      17.80  11.85       123.91%  128.38%   26.16%   0.28    1.7%  14.65%


Comparable Group
----------------
MMI   MMI Companies, Inc.                        62.23      41.64  10.67         75.3%    84.8%    14.8%   0.36    2.3%  140.0%
SKP   SCPIE Holdings, Inc.                        9.22      11.91  11.85         95.7%    97.6%    40.5%   0.32    1.0%    9.5%
MAI   Medical Assurance, Inc.                    13.76      15.84  14.75        208.0%   208.0%    58.5%   0.00    0.0%    0.0%
FMT   Fremont General Corporation                 9.97       9.97   9.66        139.6%   167.8%    16.9%   0.32    1.7%   16.5%
FPIC  FPIC Insurance Group, Inc.                 21.00      20.94  16.97        286.4%   521.9%    83.2%   0.00    0.0%    0.0%
SPC   St. Paul Companies, Inc.                  125.92    N.M.     12.69        116.8%   128.4%    19.1%   1.04    3.2%  396.8%
FTR   Frontier Insurance Group, Inc.           N.M.       N.M.      9.22        137.9%   162.9%    20.0%   0.28    1.9% N.M.
PEGI  Preferred Employers Holdings, Inc.         13.70      13.70   8.20        194.7%   300.6%    42.7%   0.00    0.0%    0.0%
PFCO  PAULA Financial                          N.M.       N.M.      6.84         70.3%    70.3%    19.9%   0.16    1.8% N.M.
RTWI  RTW, Inc.                                N.M.       N.M.     18.33        123.9%   123.9%    38.9%   0.00    0.0% N.M.
AGII  Argonaut Group, Inc.                       16.45      19.75  16.21         79.4%    83.3%    34.2%   1.64    6.7%  111.0%
SNTL  Superior National Insurance Group, Inc.  N.M.       N.M.     11.18        166.4%   197.2%    21.7%   0.00    0.0% N.M.
ZNT   Zenith National Insurance Corp.             3.71      30.57  22.01         98.7%   104.2%    26.2%   1.00    4.0%   14.7%

Medical Malpractice Specialist Sub-Group
----------------------------------------
            Average                              26.55      22.58  13.56        166.3%   228.1%    49.2%   0.17    0.8%   37.4%
            Median                               17.38      18.39  13.30        151.9%   152.8%    49.5%    ---    ---     ---

Medical Malpractice Specialist Sub-Group
----------------------------------------
MMI   MMI Companies, Inc.                      62.2339     41.636  10.67         75.3%    84.8%    14.8%   0.36    2.3%  140.0%
SKP   SCPIE Holdings, Inc.                        9.22      11.91  11.85         95.7%    97.6%    40.5%   0.32    1.0%    9.5%
MAI   Medical Assurance, Inc.                  13.7641     15.842  14.75        208.0%   208.0%    58.5%   0.00    0.0%    0.0%
FPIC  FPIC Insurance Group, Inc.                 21.00     20.939  16.97        286.4%   521.9%    83.2%   0.00    0.0%    0.0%

                                               Last Twelve Mos.
                                               -----------------
                                                 ROA      ROE
                                                 ---      ---
                                                 (%)      (%)
      NCRIC Group, Inc. (1)
      ---------------------
      Maximum                                    2.30      7.16
      Midpoint                                   2.28      7.42
      Minimum                                    2.27      7.73
      Proposed Closing Value                     2.27      7.57

      Comparable Group
      ----------------
            Average                              1.55%     5.85%
            Median                               1.94%     4.79%

Comparable Group
----------------
MMI   MMI Companies, Inc.                       -0.18%    -0.88%
SKP   SCPIE Holdings, Inc.                       4.34%    10.45%
MAI   Medical Assurance, Inc.                    4.38%    15.80%
FMT   Fremont General Corporation                1.94%    14.79%
FPIC  FPIC Insurance Group, Inc.                 5.12%    15.98%
SPC   St. Paul Companies, Inc.                   0.17%     0.96%
FTR   Frontier Insurance Group, Inc.            -2.18%    11.52%
PEGI  Preferred Employers Holdings, Inc.         3.68%    15.02%
PFCO  PAULA Financial                           -1.95%    -5.96%
RTWI  RTW, Inc.                                 -2.93%    -8.37%
AGII  Argonaut Group, Inc.                       1.98%     4.79%
SNTL  Superior National Insurance Group, Inc.   -0.95%    -6.96%
ZNT   Zenith National Insurance Corp.            6.72%    31.91%



Medical Malpractice Specialist Sub-Group
----------------------------------------
            Average                              3.41%    10.34%
            Median                                ---       ---

Medical Malpractice Specialist Sub-Group
----------------------------------------
MMI   MMI Companies, Inc.                       -0.18%    -0.88%
SKP   SCPIE Holdings, Inc.                       4.34%    10.45%
MAI   Medical Assurance, Inc.                    4.38%    15.80%
FPIC  FPIC Insurance Group, Inc.                 5.12%    15.98%


(1) Pro forma basis based on results through March 31, 1999.

RP Financial, LC

                                   Table 11
                             Public Market Pricing
                           NCRIC and the Peer Group
                              As of July 16, 1999

                                            Market  Capitalization                   Per Share Data
                                          --------------------------       --------------------------------------------
                                          Price/   Shares   Market            T.T. Mo. Earnings           Book Value
                                                                           ------------------------    -------------
                                          Share     Out.     Value         Actual   Core  1999 Est.    Rep.   Tang.  Assets
                                          -----     ----     -----         ------   ----  ---------    ----   -----  ------
                                           ($)     (000)    ($Mil)          ($)     ($)     ($)         ($)    ($)    ($)
      NCRIC Group, Inc. (1)
      ---------------------
      Maximum                               7.00     4,643    32.50          0.76    0.74  ---------     8.59   7.49   34.17
      Midpoint                              7.00     4,043    28.30          0.86    0.84  ---------     9.52   8.26   38.90
      Minimum                               7.00     3,443    24.10          1.00    0.97  ---------    10.78   9.30   45.28
      Proposed Closing Value                7.00     3,743    26.20          0.93    0.90  ---------    10.10   8.74   41.83

      Comparable Group
      ----------------
       Average                            $21.78    36,797   $1,601         $1.22   $0.61   $1.69      $17.42 $15.65  $76.21
       Median                             ------    ------   ------         -----   -----   ----- ---  ------ ------  ------


Comparable Group
----------------
MMI   MMI Companies, Inc.                  16.00    19,028      304          0.26    0.38    1.50       21.24  18.88  108.23
SKP   SCPIE Holdings, Inc.                 31.06    11,732      364          3.37    2.61    2.62       32.46  31.81   76.64
MAI   Medical Assurance, Inc.              29.50    23,196      684          2.14    1.86    2.00       14.19  14.19   50.45
FMT   Fremont General Corporation          19.31    70,056    1,353          1.94    1.94    2.00       13.83  11.51  114.38
FPIC  FPIC Insurance Group, Inc.           49.38     9,842      486          2.35    2.36    2.91       17.24   9.46   59.36
SPC   St. Paul Companies, Inc.             33.00   227,300    7,501          0.26   (0.18)   2.60       28.26  25.71  172.56
FTR   Frontier Insurance Group, Inc.       14.75    34,927      515         (1.47)  (1.51)   1.60       10.70   9.05   73.89
PEGI  Preferred Employers Holdings, Inc.    5.00     5,247       26          0.36    0.36    0.61        2.57   1.66   11.70
PFCO  PAULA Financial                       8.75     5,929       52         (0.78)  (0.96)   1.28       12.44  12.44   43.94
RTWI  RTW, Inc.                             5.50    12,285       68         (0.39)  (0.44)   0.30        4.44   4.44   14.12
AGII  Argonaut Group, Inc.                 24.31    24,018      584          1.48    1.23    1.50       30.63  29.18   71.03
SNTL  Superior National Insurance Group,   21.25    17,683      376         (0.50)  (0.56)   1.90       12.77  10.77   97.72
ZNT   Zenith National Insurance Corp.      25.31    17,116      433          6.82    0.83    1.15       25.65  24.30   96.74


Medical Malpractice Specialist Sub-Group
----------------------------------------
       Average                            $31.49    15,950     $460         $2.03   $1.80   $2.26      $21.28 $18.58  $73.67
       Median                              28.13    18,964      390         -----   -----   ----- ---  ------ ------  ------

Medical Malpractice Specialist Sub-Group
----------------------------------------
MMI   MMI Companies, Inc.                  16.00    19,028      304         0.257   0.384    1.50      21.239 18.879  108.23
SKP   SCPIE Holdings, Inc.                 31.06    11,732      364         3.371   2.608    2.62      32.457 31.809   76.64
MAI   Medical Assurance, Inc.              29.50    23,196      684         2.143   1.862    2.00      14.186 14.186   50.45
FPIC  FPIC Insurance Group, Inc.           49.38     9,842      486         2.351   2.358    2.91      17.242 9.4609   59.36

                                                              Pricing Ratios                            Dividends
                                             -----------------------------------------------------   -------------------
                                                  Earnings                   Book Value               Amt./        Payout
                                             -----------------------      -----------------
                                             Actual  Core  1999 Est.    Reported  Tangible  Assets  Share  Yield   Ratio
                                             ------  ----  ---------    --------  --------  ------  ------ ------ -------
                                               ($)   (x)     (x)          (%)        (%)     (%)      ($)   (%)     (%)
     NCRIC Group, Inc. (1)
     ---------------------
     Maximum                                 9.21      9.50    ----      81.47%    93.40% 20.48%     0.00  0.00   0.00
     Midpoint                                8.11      8.38    ----      73.51%    84.73% 17.99%     0.00  0.00   0.00
     Minimum                                 6.99      7.22    ----      64.95%    75.30% 15.46%     0.00  0.00   0.00
     Proposed Closing Value                  7.56      7.81    ----      69.31%    80.11% 16.73%     0.00  0.00   0.00

     Comparable Group
     ----------------
       Average                              30.66     20.54   12.97     137.92%   173.14% 33.59%     0.39   1.7% 76.50%
       Median                               13.76     17.80   11.85     123.91%   128.38% 26.16%     0.28   1.7% 14.65%

Comparable Group
----------------
MMI   MMI Companies, Inc.                   62.23     41.64   10.67       75.3%     84.8%  14.8%     0.36   2.3% 140.0%
SKP   SCPIE Holdings, Inc.                   9.22     11.91   11.85       95.7%     97.6%  40.5%     0.32   1.0%   9.5%
MAI   Medical Assurance, Inc.               13.76     15.84   14.75      208.0%    208.0%  58.5%     0.00   0.0%   0.0%
FMT   Fremont General Corporation            9.97      9.97    9.66      139.6%    167.8%  16.9%     0.32   1.7%  16.5%
FPIC  FPIC Insurance Group, Inc.            21.00     20.94   16.97      286.4%    521.9%  83.2%     0.00   0.0%   0.0%
SPC   St. Paul Companies, Inc.             125.92       N.M.  12.69      116.8%    128.4%  19.1%     1.04   3.2% 396.8%
FTR   Frontier Insurance Group, Inc.          N.M.      N.M.   9.22      137.9%    162.9%  20.0%     0.28   1.9%   N.M.
PEGI  Preferred Employers Holdings, Inc.    13.70     13.70    8.20      194.7%    300.6%  42.7%     0.00   0.0%   0.0%
PFCO  PAULA Financial                         N.M.      N.M.   6.84       70.3%     70.3%  19.9%     0.16   1.8%   N.M.
RTWI  RTW, Inc.                               N.M.      N.M.  18.33      123.9%    123.9%  38.9%     0.00   0.0%   N.M.
AGII  Argonaut Group, Inc.                  16.45     19.75   16.21       79.4%     83.3%  34.2%     1.64   6.7% 111.0%
SNTL  Superior National Insurance Group,      N.M.      N.M.  11.18      166.4%    197.2%  21.7%     0.00   0.0%   N.M.
ZNT   Zenith National Insurance Corp.        3.71     30.57   22.01       98.7%    104.2%  26.2%     1.00   4.0%  14.7%

Medical Malpractice Specialist Sub-Group
----------------------------------------
             Average                        26.55     22.58   13.56      166.3%    228.1%  49.2%     0.17   0.8%  37.4%
             Median                         17.38     18.39   13.30      151.9%    152.8%  49.5%     ----   ---   ----

Medical Malpractice Specialist Sub-Group
----------------------------------------
MMI   MMI Companies, Inc.                  2.2339     41.64   10.67       75.3%     84.8%  14.8%     0.36   2.3% 140.0%
FCKP   SCPIE Holdings, Inc.                  9.22     11.91   11.85       95.7%     97.6%  40.5%     0.32   1.0%   9.5%
MAI   Medical Assurance, Inc.              3.7641     15.84   14.75      208.0%    208.0%  58.5%     0.00   0.0%   0.0%

FPIC  FPIC Insurance Group, Inc.            21.00     20.94   16.97      286.4%    521.9%  83.2%     0.00   0.0%   0.0%

                                              Last Twelve Mos.

                                                ROA      ROE
                                                ---      ---
                                                (%)      (%)
     NCRIC Group, Inc. (1)
     ---------------------
     Maximum                                     2.22      8.8
     Midpoint                                    2.22      9.0
     Minimum                                     2.21      9.2
     Proposed Closing Value                      2.21      9.1

     Comparable Group
     ----------------
       Average                                  1.55%     5.85
       Median                                   1.94%     4.79

Comparable Group
----------------                               -0.18%    -0.88
MMI   MMI Companies, Inc.                       4.34%    10.45
SKP   SCPIE Holdings, Inc.                      4.38%    15.80
MAI   Medical Assurance, Inc.                   1.94%    14.79%
FMT   Fremont General Corporation               5.12%    15.98
FPIC  FPIC Insurance Group, Inc.                0.17%     0.96
SPC   St. Paul Companies, Inc.                 -2.18%   -11.52
FTR   Frontier Insurance Group, Inc.            3.68%    15.02%
PEGI  Preferred Employers Holdings, Inc.       -1.95%    -5.96
PFCO  PAULA Financial                          -2.93%    -8.37
RTWI  RTW, Inc.                                 1.98%     4.79%
AGII  Argonaut Group, Inc.                     -0.95%    -6.96
SNTL  Superior National Insurance Group
ZNT   Zenith National Insurance Corp.           6.72%    31.91%

Medical Malpractice Specialist Sub-Group
----------------------------------------
             Average
             Median                             3.41%    10.34%
                                                ----     -----
Medical Malpractice Specialist Sub-Group
----------------------------------------
MMI Companies, Inc.                            -0.18%    -0.88%
SKP SCPIE Holdings, Inc.                        4.34%    10.45%
MAI Medical Assurance, Inc.                     4.38%    15.80%
FPIC  FPIC Insurance Group, Inc.                5.12%    15.98%

(1) Pro forma basis based on results through March 31, 1999.

                                   EXHIBITS

RP Financial, LC.
                               LIST OF EXHIBITS

Exhibit
Number            Description
------            -----------


  1       Peer Group Financial Data:  July 16, 1999


  2       Pro Forma Analysis Sheet:  Fully Demutualized Basis


  3       Pro Forma Effect of Offering Proceeds:  Fully Demutualized Basis


  4       Pro Forma Analysis Sheet:  Minority Stock Offering


  5       Pro Forma Effects:  Minority Stock Offering


  6       Firm Qualifications Statement

                                   EXHIBIT 1

                           Peer Group Financial Data
                              As of July 16, 1999

                                MMI Companies, Inc.
                                -------------------------------------------------------------------------------------
                                For the Quarter Ended

                                      Dec-97        Mar-98        Jun-98        Sep-98         Dec-98          Mar-99
                                      ------        ------        ------        ------         ------          ------
                                      ($000)        ($000)         ($000)        ($000)         ($000)         ($000)
Cash & Investments              $  1,237,498   $ 1,217,264   $  1,262,850   $ 1,291,762    $ 1,272,745    $ 1,249,869
Reinsurance Assets                   321,591       343,790        346,291       361,448        357,750        385,406
Deferred Policy Acqstn. Costs         26,539        40,701         39,625        32,780         28,301         41,761
Intangibles                           37,257        36,590         38,887        40,294         43,018         44,905
Separate Accounts                          0             0              0             0              0              0
Other Assets                         261,182       364,994        307,168       282,034        257,596        337,475
                                               ----------------------------------------------------------------------
  Total Assets                  $  1,884,067   $ 2,003,339   $  1,994,821   $ 2,008,318    $ 1,959,410    $ 2,059,416

Policy Reserves                    1,268,057     1,367,002      1,347,728     1,369,719      1,326,338      1,397,787
Debt                                       0             0              0             0              0              0
Other Liabilities                     98,284       111,288        111,397       108,305        101,326        138,627
                                               ----------------------------------------------------------------------
  Total Liabilities                1,366,341     1,478,290      1,459,125     1,478,024      1,427,664      1,536,414

Minority Interest                          0             0              0             0              0              0
Redeemable Pfd. Equity                     0             0              0             0              0              0
Trust Preferred Securities           118,724       118,790        118,825       118,778        118,817        118,869

Preferred Equity                           0             0              0             0              0              0
Common Equity                        399,002       406,259        416,871       411,516        412,928        404,133
                                               ----------------------------------------------------------------------
  Total Equity                       399,002       406,259        416,871       411,516        412,928        404,133

Book Value Per Share            $      21.16   $     21.52   $      21.99   $     21.67    $     21.67    $     21.24
Book Value, Net of FAS 115      $      19.87   $     20.26   $      20.63   $     19.85    $     20.14    $     20.13
Shares Outstanding                18,857,000    18,880,000     18,964,000    18,991,000     19,059,000     19,028,000
Price Per Share                 $     25.125   $    24.063   $     23.125   $    17.938    $    16.750    $    15.375
Price/Book (%)                      11874.00%       111.82%        105.16%        82.78%         77.30%         72.39%

Policy Revenues                                $   102,546   $     75,091   $    77,467    $    91,631    $    81,258
Net Investment Income                               18,772         18,966        19,372         19,446         18,460
Net Realized Gains                                     829            204           957            688            189
Non-Recurring Revenues                                   0              0             0              0              0
Other Revenues                                      12,312         13,061        11,853         11,698         15,053
                                               ----------------------------------------------------------------------
  Total Revenues                               $   134,459   $    107,322   $   109,649    $   123,463    $   114,960

Policy Expenses                                $    83,101   $     58,211   $    81,981    $    68,188    $    61,819
Other Expenses                                      38,573         36,972        41,754         44,420         44,206
Interest Expense                                     2,435          2,462         2,491          2,777          2,536
Non-Recurring Expenses                                   0              0             0              0              0
                                               ----------------------------------------------------------------------
  Total Expenses                               $   124,109   $     97,645   $   126,226    $   115,385    $   108,561

Net Income Before Taxes                        $    10,350   $      9,677      ($16,577)   $     8,078    $     6,399
  Provision for Taxes                                1,655          1,193        (3,574)           890            533
                                               ----------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.               $     8,695   $      8,484      ($13,003)   $     7,188    $     5,866
  Plus:  After-Tax Adjustments                           0              0             0              0              0
  Less:  Minority Interest Exp.                          0              0             0              0              0
                                               ----------------------------------------------------------------------
Net Income Before Extraordinary                $     8,695   $      8,484      ($13,003)   $     7,188    $     5,866
  Extraordinary Items                                    0              0             0              0         (3,643)
                                               ----------------------------------------------------------------------
Net Income                                     $     8,695   $     8,484       ($13,003)   $     7,188    $     2,223

Diluted EPS Before Extraordinary               $      0.45   $      0.44         ($0.69)   $      0.37    $      0.31
Diluted EPS After Extraordinary                $      0.45   $      0.44         ($0.69)   $      0.37    $      0.12
Operating Income                               $     8,156   $     8,351       ($13,625)   $     6,741    $     5,743
Operating EPS                                  $      0.42   $      0.43         ($0.72)   $      0.35    $      0.30
Dividend Per Share                             $    0.0800   $    0.0800    $    0.0800    $    0.0080    $    0.0900
Average Diluted Shares                          19,431,000    19,431,000     18,967,000     19,279,000     19,270,000

Average Assets                                                 1,960,742      1,972,636      1,969,991      2,005,061
Average Equity                                                   407,377        408,412        409,315        410,341

                             SCPIE Holdings Inc.
                             ------------------------------------------------------------------------------------------------------
                             For the Quarter Ended

                                  Jun-97       Sep-97       Dec-97       Mar-98       Jun-98       Sep-98       Dec-98       Mar-99
                                  ------       ------       ------       ------       ------       ------       ------       ------
                                  ($000)       ($000)       ($000)       ($000)       ($000)       ($000)       ($000)       ($000)
Cash & Investments           $   749,643  $   778,408  $   798,916  $   802,950  $   807,793  $   822,785  $   805,921  $   788,737
Reinsurance Assets                16,738       14,211       21,531       22,344       23,087       23,309       24,899       21,811
Deferred Policy Acqstn. Costs        581          528          520       10,267        9,344        8,845        8,051            0
Intangibles                            0            0        4,641            0            0            0        7,811        7,604
Separate Accounts                      0            0            0            0            0            0            0            0
Other Assets                      72,437       65,697       67,482       66,728       72,443       69,016       74,787       81,050
                             ------------------------------------------------------------------------------------------------------
  Total Assets               $   839,399  $   858,844  $   893,090  $   902,289  $   912,667  $   923,955  $   921,469  $   899,202

Policy Reserves                  486,060      480,810      477,043      515,290      510,144      506,693      502,222      489,556
Debt                                   0            0            0            0            0            0            0            0
Other Liabilities                 17,566       28,395       50,291       19,814       28,537       33,430       32,729       28,851
                             ------------------------------------------------------------------------------------------------------
  Total Liabilities              503,626      509,205      527,334      535,104      538,681      540,123      534,951      518,407

Minority Interest                      0            0            0            0            0            0            0            0
Redeemable Pfd. Equity                 0            0            0            0            0            0            0            0
Trust Preferred Securities             0            0            0            0            0            0            0            0

Preferred Equity                       0            0            0            0            0            0            0            0
Common Equity                    335,773      349,639      361,115      367,185      373,986      383,822      386,518      380,795
                             ------------------------------------------------------------------------------------------------------
  Total Equity                   335,773      349,639      361,115      367,185      373,986      383,822      386,518      380,795

Book Value Per Share         $     27.31  $     28.48  $     29.41  $     30.05  $     30.81  $     30.87  $     32.54  $     32.46
Book Value, Net of FAS 115   $     27.01  $     27.59  $     28.22  $     28.91  $     29.50  $     28.95  $     30.97  $     31.91
Shares Outstanding            12,294,652   12,290,091   12,276,691   12,220,891   12,136,591   12,434,791   11,878,791   11,732,191
Price Per Share              $    27.813  $    30.750  $    28.938  $    31.000  $    33.875  $    31.125  $    30.313  $    27.188
Price/Book (%)                    101.84%      107.97%       98.40%      103.16%      109.95%       96.75%       93.15%       83.76%

Policy Revenues              $    32,687  $    32,972  $    31,783  $    39,686  $    39,794  $    38,289  $    40,207  $    41,018
Net Investment Income             10,637       10,798       10,709       10,503       10,123        9,768        9,973        9,476
Net Realized Gains                 1,975          989        2,426        2,320        1,741        3,269        3,799        6,102
Non-Recurring Revenues                 0            0            0            0            0            0            0            0
Other Revenues                       150          154          108           38          232          158           61          137
                             ------------------------------------------------------------------------------------------------------
  Total Revenues             $    45,449  $    44,913  $    45,026  $    52,547  $    51,890  $    51,484  $    54,040  $    56,733

Policy Expenses              $    30,201  $    31,578  $    28,055  $    33,431  $    33,945  $    31,931  $    32,901  $    33,563
Other Expenses                     4,388        4,024        5,380        7,099        6,841        6,767        7,504        7,194
Interest Expense                       0            0            0            0            0            0            0            0
Non-Recurring Expenses                 0            0            0            0            0            0            0            0
                             ------------------------------------------------------------------------------------------------------
  Total Expenses             $    34,589  $    35,602  $    33,435  $    40,530  $    40,786  $    38,698  $    40,405  $    40,757

Net Income Before Taxes      $    10,860  $     9,311  $    11,591  $    12,017  $    11,104  $    12,786  $    13,635  $    15,976
  Provision for Taxes              2,856        1,991        2,860        2,993        2,711        3,374        3,488        4,384
                             ------------------------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min.
Int.                         $     8,004  $     7,320  $     8,731  $     9,024  $     8,393  $     9,412  $    10,147  $    11,592
  Plus:  After-Tax
Adjustments                            0            0            0            0            0            0            0            0
  Less:  Minority Interest
Exp.                                   0            0            0            0            0            0            0            0
                             ------------------------------------------------------------------------------------------------------
Net Income Before
 Extraordinary               $     8,004  $     7,320  $     8,731  $     9,024  $     8,393  $     9,412  $    10,147  $    11,592
  Extraordinary Items                  0            0            0            0            0            0            0            0
                             ------------------------------------------------------------------------------------------------------
Net Income                   $     8,004  $     7,320  $     8,731  $     9,024  $     8,393  $     9,412  $    10,147  $    11,592

Diluted EPS Before
 Extraordinary               $      0.65  $      0.60  $      0.71  $      0.74  $      0.69  $      0.79  $      0.85  $      0.98
Diluted EPS After
 Extraordinary               $      0.65  $      0.60  $      0.71  $      0.74  $      0.69  $      0.78  $      0.85  $      0.98
Operating Income             $     6,720  $     6,677  $     7,154  $     7,516  $     7,261  $     7,287        7,678        7,626
Operating EPS                $      0.55  $      0.54  $      0.58  $      0.61  $      0.60  $      0.61  $      0.64  $      0.65
Dividend Per Share           $    0.0500  $    0.0500  $    0.0500  $    0.0600  $    0.0600  $    0.0600  $    0.0600  $    0.0080
Average Diluted Shares        12,294,652   12,291,047   12,286,589   12,228,331   12,213,225   11,995,873   11,913,108   11,807,563

Average Assets                                                                       881,258      898,169      910,694      911,916
Average Equity                                                                       357,540      367,149      374,525      378,461

                                 Medical Assurance, Inc.
                                 -------------------------------------------------------------------------------------------------
                                 For the Quarter Ended

                                      Jun-97       Sep-97       Dec-97      Mar-98      Jun-98      Sep-98       Dec-98     Mar-99
                                      ------       ------       ------      ------      ------      ------       ------     ------
                                      ($000)       ($000)       ($000)      ($000)      ($000)      ($000)       ($000)     ($000)
Cash & Investments               $   696,767  $   719,409  $   732,450 $   750,713 $   768,173 $   808,324 $   800,601  $  805,489
Reinsurance Assets                   140,511      154,711      168,178     172,508     190,908     195,666     193,357     199,832
Deferred Policy Acqstn. Costs              0            0        7,304       7,270           0           0      13,020           0
Intangibles                                0            0            0           0           0           0           0           0
Separate Accounts                          0            0            0           0           0           0           0           0
Other Assets                         137,488      142,387      155,241     163,981     177,333     138,994     125,261     164,992
                                 -------------------------------------------------------------------------------------------------
  Total Assets                   $   974,766  $ 1,016,507  $ 1,063,173 $ 1,094,472 $ 1,136,414 $ 1,142,984 $ 1,132,239 $ 1,170,313

Policy Reserves                      651,604      671,225      694,429     715,511     738,672     748,228     736,869     769,392
Debt                                       0            0            0           0           0           0           0           0
Other Liabilities                     62,883       70,698       81,556      81,155      91,094      79,273      71,190      71,862
                                 -------------------------------------------------------------------------------------------------
  Total Liabilities                  714,487      741,923      775,985     796,666     829,766     827,501     808,059     841,254

Minority Interest                          0            0            0           0           0           0           0           0
Redeemable Pfd. Equity                     0            0            0           0           0           0           0           0
Trust Preferred Securities                 0            0            0           0           0           0           0           0

Preferred Equity                           0            0            0           0           0           0           0           0
Common Equity                        260,279      274,584      287,188     297,806     306,648     315,483     324,180     329,059
                                 -------------------------------------------------------------------------------------------------
  Total Equity                       260,279      274,584      287,188     297,806     306,648     315,483     324,180     329,059

Book Value Per Share             $     12.11  $     12.78  $     13.36 $     13.86 $     14.27 $     14.84 $     13.91 $     14.19
Book Value, Net of FAS 115       $     11.72  $     12.19  $     12.68 $     13.14 $     13.64 $     14.14 $     13.38 $     13.79
Shares Outstanding                21,485,516   21,491,422   21,499,361  21,492,104  21,486,376  21,256,989  23,312,950  23,196,037
Price Per Share                  $    19.346  $    27.500      $26.786 $    28.938 $    27.750 $    26.500      33.063      28.000
Price/Book (%)                        159.75%      215.18%      200.49%     208.79%     194.46%     178.57      237.69%     197.32%

Policy Revenues                  $    29,138  $    30,774  $    30,653 $    31,764 $    34,579 $    37,676 $    37,297 $    41,342
Net Investment Income                  9,426        8,649        9,202       9,688       8,237       5,805       9,825       9,611
Net Realized Gains                      (168)         874          835         413       1,495       4,352       5,021           0
Non-Recurring Revenues                     0            0            0           0           0           0           0           0
Other Revenues                           296        1,283        1,309         474       1,900       4,899         178       1,395
                                 -------------------------------------------------------------------------------------------------
  Total Revenues                 $    38,692  $    41,580  $    41,999 $    42,339 $    46,211 $    52,732 $    52,321 $    52,348

Policy Expenses                  $    19,207  $    21,306  $    16,924 $    21,186 $    23,090 $    25,866 $    23,751 $    26,375
Other Expenses                         8,052        7,656       11,054       8,127       8,319       8,387       9,143      10,672
Interest Expense                           0            0            0           0           0           0           0           0
Non-Recurring Expenses                     0            0            0           0           0           0           0           0
                                 -------------------------------------------------------------------------------------------------
  Total Expenses                 $    27,259  $    28,962  $    27,978 $    29,313 $    31,409 $    34,253 $    32,894 $    37,047

Net Income Before Taxes          $    11,433  $    12,618  $    14,021 $    13,026 $    14,802 $    18,479 $    19,427 $    15,301
  Provision for Taxes                  2,652        2,724        3,652       3,070       3,776       4,974       5,695       3,849
                                 -------------------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int. $     8,781  $     9,894  $    10,369 $     9,956 $    11,026 $    13,505 $    13,732 $    11,452
  Plus:  After-Tax Adjustments             0            0            0           0           0           0           0           0
  Less:  Minority Interest Exp.            0            0            0           0           0           0           0           0
                                 -------------------------------------------------------------------------------------------------
Net Income Before Extraordinary  $     8,781  $     9,894  $    10,369 $     9,956 $    11,026 $    13,505 $    13,732 $    11,452
  Extraordinary Items                      0            0            0           0           0           0           0           0
                                 -------------------------------------------------------------------------------------------------
Net Income                       $     8,781  $     9,894  $    10,369 $     9,956 $    11,026 $    13,505 $    13,732 $    11,452

Diluted EPS Before
 Extraordinary                   $      0.41  $      0.46  $      0.48 $      0.46 $      0.51 $      0.63        0.59        0.49
Diluted EPS After
 Extraordinary                   $      0.41  $      0.46  $      0.48 $      0.46 $      0.51 $      0.63        0.59        0.49
Operating Income                 $     8,890  $     9,326  $     9,827 $     9,688 $    10,054 $    10,676 $    10,672 $         0
Operating EPS                    $      0.41  $      0.43  $      0.46 $      0.45 $      0.47 $      0.50        0.46        0.48
Dividend Per Share               $    0.0000  $    0.0000  $    0.0000 $    0.0000 $    0.0000 $    0.0000 $    0.0000 $    0.0000
Average Diluted Shares            21,492,000   21,487,000   21,493,000  21,494,000  21,492,000  21,468,000  23,313,000  23,268,000

Average Assets                                                                       1,057,066   1,090,710   1,113,856   1,135,284
Average Equity                                                                         285,301     296,342     306,261     314,635

                                   Fremont General Corporation
                                   ------------------------------------------------------------------
                                   For the Quarter Ended

                                       Jun-97        Sep-97       Dec-97       Mar-98       Jun-98
                                       ------        ------       ------       ------       ------
                                     ($000)        ($000)      ($000)        ($000)       ($000)
Cash & Investments                 $ 3,608,547   $ 4,815,942   $ 4,491,487   $ 4,563,367  $ 4,691,927
Reinsurance Assets                     427,293       573,737       543,215       615,635      706,883
Deferred Policy Acqstn. Costs           28,078        34,626        38,014        38,344       38,956
Intangibles                             78,834       178,449       149,321       147,802      146,046
Separate Accounts                            0             0             0             0            0
Other Assets                           578,514       895,099       868,590       841,906      837,575
                                    -----------------------------------------------------------------
  Total Assets                     $ 4,721,266   $ 6,497,853   $ 6,090,627   $ 6,207,054  $ 6,421,387

Policy Reserves                      1,517,039     2,625,692     2,460,550     2,428,246    2,386,407
Debt                                   805,196     1,162,662       717,358       755,991      851,156
Other Liabilities                    1,609,951     1,854,935     1,979,904     2,057,867    2,187,547
                                    -----------------------------------------------------------------
  Total Liabilities                  3,932,186     5,643,289     5,157,812     5,242,104    5,425,110

Minority Interest                            0             0             0             0            0
Redeemable Pfd. Equity                       0             0             0             0            0
Trust Preferred Securities             100,000       100,000       100,000       100,000      100,000

Preferred Equity                             0             0             0             0            0
Common Equity                          689,080       754,564       832,815       864,950      896,277
                                    -----------------------------------------------------------------
  Total Equity                         689,080       754,564       832,815       864,950      896,277

Book Value Per Share               $     21.11   $     22.86   $     24.09   $     24.88  $     25.71
Book Value, Net of FAS 115         $     20.70   $     21.50   $     22.56   $     23.30  $     24.13
Shares Outstanding                  32,649,000    33,013,000    34,571,000    34,766,000   34,855,000
Price Per Share                    $    40.250   $    47.750   $    54.750   $    59.000  $    54.563
Price/Book (%)                          190.67%       208.88%       227.27%       237.14%      212.22%

Policy Revenues                    $   120,802   $   168,436   $   196,717   $   154,162  $   119,368
Net Investment Income                   78,587        91,712        99,888        98,004      103,301
Net Realized Gains                        (498)         (456)         (479)         (458)        (466)
Non-Recurring Revenues                       0             0             0             0            0
Other Revenues                           7,264         7,580        10,007        11,631       16,148
                                    -----------------------------------------------------------------
  Total Revenues                   $   206,155   $   267,272   $   306,133   $   263,339  $   238,351

Policy Expenses                    $    76,180   $   105,092   $   134,832   $   103,256  $    70,233
Other Expenses                          62,453        83,557        89,499        79,713       84,012
Interest Expense                        31,380        36,397        37,099        33,237       35,922
Non-Recurring Expenses                       0             0             0             0            0
                                    -----------------------------------------------------------------
  Total Expenses                   $   170,013   $   225,046   $   261,430   $   216,206  $   190,167

Net Income Before Taxes            $    36,142   $    42,226   $    44,703   $    47,133  $    48,184
  Provision for Taxes                   11,204        13,407        14,527        15,481       15,601
                                    -----------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.   $    24,938   $    28,819   $    30,176   $    31,652  $    32,583
  Plus:  After-Tax Adjustments               0             0             0             0            0
  Less:  Minority Interest Exp.              0             0             0             0            0
                                    -----------------------------------------------------------------
Net Income Before Extraordinary    $    24,938   $    28,819   $    30,176   $    31,652  $    32,583
  Extraordinary Items                        0             0             0             0            0
                                    -----------------------------------------------------------------
Net Income                         $    24,938   $    28,819   $    30,176   $    31,652  $    32,583

Diluted EPS Before Extraordinary   $      0.38   $      0.43   $      0.44   $      0.46  $      0.47
Diluted EPS After Extraordinary    $      0.38   $      0.43   $      0.44   $      0.46  $      0.47
Operating Income                   $    25,262   $    29,115   $    30,487   $    31,950  $    32,886
Operating EPS                      $      0.74   $      0.84   $      0.88   $      0.91  $      0.94
Dividend Per Share                 $    0.1500   $    0.1500   $    0.1500   $    0.1500  $    0.1500
Average Diluted Shares              34,253,000    34,460,000    34,630,000    35,025,000   35,083,000

Average Assets                                                                              5,987,637
Average Equity                                                                                807,537

                                    -----------------------------------------

                                       Sep-98         Dec-98         Mar-99
                                       ------         ------         ------
                                    ($000)          ($000)        ($000)
Cash & Investments                   $ 5,092,800    $ 5,424,808   $ 5,946,775
Reinsurance Assets                       803,950        844,803       922,744
Deferred Policy Acqstn. Costs             40,267         44,996        52,662
Intangibles                              168,678        164,467       162,389
Separate Accounts                              0              0             0
Other Assets                             870,958        890,538       928,749
                                     ----------------------------------------
  Total Assets                       $ 6,976,653    $ 7,369,612   $ 8,013,319

Policy Reserves                        2,628,013      2,571,027     2,554,188
Debt                                     950,585      1,078,708     1,430,486
Other Liabilities                      2,394,467      2,668,965     2,959,852
                                     ----------------------------------------
  Total Liabilities                    5,973,065      6,318,700     6,944,526

Minority Interest                              0
Redeemable Pfd. Equity                         0
Trust Preferred Securities               100,000        100,000       100,000

Preferred Equity                               0              0             0
Common Equity                            903,588        950,912       968,793
                                     ----------------------------------------
  Total Equity                           903,588        950,912       968,793

Book Value Per Share                 $     25.95    $     13.60   $     13.83
Book Value, Net of FAS 115           $     25.07    $     13.04   $     13.43
Shares Outstanding                    34,816,000     69,939,000    70,056,000
Price Per Share                      $    48.000    $    25.188   $    19.063
Price/Book (%)                            187.97%        185.20%       137.83%

Policy Revenues                      $   125,515    $   153,033   $   170,343
Net Investment Income                    111,209        115,129       122,869
Net Realized Gains                          (139)           458            25
Non-Recurring Revenues                         0              0             0
Other Revenues                            16,490         14,212         5,542
                                     ----------------------------------------
  Total Revenues                     $   253,075    $   282,832   $   298,779

Policy Expenses                      $    71,354    $    90,607   $    97,541
Other Expenses                            88,802         98,891        99,353
Interest Expense                          42,321         42,537        50,674
Non-Recurring Expenses                         0              0             0
                                     ----------------------------------------
  Total Expenses                     $   202,477    $   232,035   $   247,568

Net Income Before Taxes              $    50,598    $    50,797   $    51,211
  Provision for Taxes                     16,411         16,255        16,900
                                     ----------------------------------------
Net Inc. Before Adj. & Min. Int.     $    34,187    $    34,542   $    34,311
  Plus:  After-Tax Adjustments                 0              0
  Less:  Minority Interest Exp.                0              0             0
                                     ----------------------------------------
Net Income Before Extraordinary      $    34,187    $    34,542   $    34,311
  Extraordinary Items                          0              0             0
                                     ----------------------------------------
Net Income                           $    34,187    $    34,542   $    34,311

Diluted EPS Before Extraordinary     $      0.49           0.49          0.49
Diluted EPS After Extraordinary      $      0.49           0.49          0.49
Operating Income                     $    34,277    $    34,542   $    34,295
Operating EPS                        $      0.98           0.49          0.49
Dividend Per Share                   $    0.1500    $    0.0800   $    0.0800
Average Diluted Shares                35,053,000     70,280,000    69,821,000

Average Assets                         6,438,715      6,613,067     6,997,605
Average Equity                           850,439        889,708       916,904

                                    FPIC Insurance Group, Inc.
                                    -------------------------------------------------------------------------------------
                                    For the Quarter Ended

                                       Jun-97     Sep-97    Dec-97       Mar-98    Jun-98     Sep-98    Dec-98     Mar-99
                                       ------     ------    ------       ------    ------     ------    ------     ------
                                     ($000)     ($000)    ($000)      ($000)     ($000)     ($000)    ($000)     ($000)
Cash & Investments                  $ 256,768  $ 268,608 $ 276,366    $ 297,749 $ 301,134  $ 349,470 $ 352,067  $ 361,923
Reinsurance Assets                     29,043     29,923    33,051       15,072    17,022     33,702    45,290     56,403
Deferred Policy Acqstn. Costs           2,062      1,803     1,411        1,852     1,807      1,630     2,001      2,685
Intangibles                             2,985      3,318     7,174        7,069     6,978     17,272    16,586     76,585
Separate Accounts                           0          0         0            0         0          0         0          0
Other Assets                           34,475     32,478    34,847       40,973    49,573     53,784    63,434     86,600
                                    -------------------------------------------------------------------------------------
  Total Assets                      $ 325,332  $ 336,131 $ 352,850    $ 362,716 $ 376,514  $ 455,858 $ 479,378  $ 584,196

Policy Reserves                       214,387    217,714   216,304      227,437   231,384    274,871   286,687    336,374
Debt                                        0      2,000     2,000        2,000     4,000     23,750    27,165     58,178
Other Liabilities                       6,244      5,730    14,482        8,126    10,512      9,585    14,596     19,944
                                    -------------------------------------------------------------------------------------
  Total Liabilities                   220,630    225,444   232,785      237,563   245,896    308,206   328,448    414,496

Minority Interest                           0          0         0            0         0          0         0          0
Redeemable Pfd. Equity                      0          0         0            0         0          0         0          0
Trust Preferred Securities                  0          0         0            0         0          0         0          0

Preferred Equity                            0          0         0            0         0          0         0          0
Common Equity                         104,702    110,687   120,064      125,152   130,618    147,652   150,931    169,701
                                    -------------------------------------------------------------------------------------
  Total Equity                        104,702    110,687   120,064      125,152   130,618    147,652   150,931    169,701

Book Value Per Share                $   11.60  $   12.26 $   13.08    $   13.59 $   14.17  $   15.62 $   15.86  $   17.24
Book Value, Net of FAS 115          $   11.54  $   12.01 $   12.68    $   13.19 $   13.73  $   14.84 $   15.27  $   16.77
Shares Outstanding                  9,027,418  9,028,918 9,179,581    9,209,031 9,215,697  9,453,514 9,518,679  9,842,197
Price Per Share                     $  22.500  $  29.500 $  29.125    $  32.250 $  33.875  $  27.750 $  47.813  $  41.500
Price/Book (%)                         193.97%    240.62%   222.67%      237.31%   239.06%    177.66%   301.47%    240.72%

Policy Revenues                     $  16,093  $  16,188 $  17,732    $  17,855 $  22,955  $  22,986 $  25,766  $  27,583
Net Investment Income                   3,891      3,758     3,586        4,340     4,372      4,259     4,578      4,452
Net Realized Gains                        (41)         8        78          (15)      (32)         0         9        304
Non-Recurring Revenues                      0          0         0            0         0          0         0          0
Other Revenues                          2,686      3,751     3,465        3,306     3,165      3,586     3,191      7,669
                                    -------------------------------------------------------------------------------------
  Total Revenues                    $  22,629  $  23,705 $  24,861    $  25,486 $  30,460  $  30,831 $  33,544  $  40,008

Policy Expenses                     $  13,541  $  14,014 $  13,293    $  14,518 $  18,164  $  17,506 $  17,173  $  18,649
Other Expenses                          3,465      3,689     5,164        4,266     5,261      5,602     8,200     11,011
Interest Expense                            0          0         0            0         0          0       371        843
Non-Recurring Expenses                      0          0         0            0         0        395         0          0
                                    -------------------------------------------------------------------------------------
  Total Expenses                    $  17,006  $  17,703 $  18,457    $  18,784 $  23,425  $  23,503 $  25,744  $  30,503

Net Income Before Taxes             $   5,623  $   6,001 $   6,404    $   6,703 $   7,035  $   7,328 $   7,800  $   9,505
  Provision for Taxes                   1,712      1,722     1,827        1,918     1,989      1,847     2,418      2,271
                                    -------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.    $   3,910  $   4,278 $   4,577    $   4,785 $   5,046  $   5,481 $   5,382  $   7,234
  Plus:  After-Tax Adjustments              0          0         0            0         0          0         0          0
  Less:  Minority Interest Exp.             0          0         0            0         0          0         0          0
                                    -------------------------------------------------------------------------------------
Net Income Before Extraordinary     $   3,910  $   4,278 $   4,577    $   4,785 $   5,046  $   5,481 $   5,382  $   7,234
  Extraordinary Items                       0          0         0            0         0          0         0          0
                                    -------------------------------------------------------------------------------------
Net Income                          $   3,910  $   4,278 $   4,577    $   4,785 $   5,046  $   5,481 $   5,382  $   7,234

Diluted EPS Before Extraordinary    $    0.42  $    0.46 $    0.48    $    0.50 $    0.52  $    0.55 $    0.54  $    0.70
Diluted EPS After Extraordinary     $    0.42  $    0.46 $    0.48    $    0.50 $    0.52  $    0.55 $    0.54  $    0.70
Operating Income                    $   3,937  $   4,273 $   4,526    $   4,795 $   5,067  $   5,482 $   5,374  $   7,036
Operating EPS                       $    0.42  $    0.46 $    0.48    $    0.50 $    0.52  $    0.55 $    0.54  $    0.68
Dividend Per Share                  $  0.0000  $  0.0000 $  0.0000    $  0.0000 $  0.0000  $  0.0000 $  0.0000  $  0.0000
Average Diluted Shares              9,337,521  9,382,477 9,452,181    9,646,467 9,719,184  9,970,882 9,903,126 10,398,147

Average Assets                                                                    350,709    376,814   405,463    451,732
Average Equity                                                                    118,245    126,835   134,883    144,811

                                  St. Paul Companies, Inc.
                                  ------------------------------------------------------------------------
                                   For the Quarter Ended

                                        Jun-97        Sep-97          Dec-97         Mar-98        Jun-98
                                        -----         ------          ------         ------        ------
                                     ($000)         ($000)         ($000)         ($000)         ($000)
Cash & Investments                $ 14,638,532   $ 15,002,984   $  15,058,742  $ 15,121,254   $ 26,135,774
Reinsurance Assets                   2,130,792      2,120,966       2,155,406     2,070,066      4,513,137
Deferred Policy Acqstn. Costs          398,898        403,771         404,274       382,867        837,490
Intangibles                            245,689        383,132         408,534       399,501        599,428
Separate Accounts                            0              0               0             0              0
Other Assets                         3,512,005      3,549,846       3,473,701     3,152,822      5,362,363
                                  ------------------------------------------------------------------------
  Total Assets                    $ 20,925,916   $ 21,460,699   $  21,500,657  $ 21,126,510   $ 37,448,192

Policy Reserves                     14,161,827     14,258,705     14,197,336     13,964,533     25,915,458
Debt                                   705,740        762,450        782,825        654,663      1,075,895
Other Liabilities                    1,643,951      1,784,303      1,686,786      1,480,959      3,465,267
                                  ------------------------------------------------------------------------
  Total Liabilities                 16,511,518     16,805,458     16,666,947     16,100,155     30,456,620

Minority Interest                            0              0              0              0              0
Redeemable Pfd. Equity                       0              0              0              0              0
Trust Preferred Securities             207,000        207,000        207,000        207,000        502,700

Preferred Equity                        17,998         18,408         16,725         16,140         15,153
Common Equity                        4,189,400      4,429,833      4,609,985      4,803,215      6,473,719
                                  ------------------------------------------------------------------------
  Total Equity                       4,207,398      4,448,241      4,626,710      4,819,355      6,488,872

Book Value Per Share              $      25.02   $      26.50   $      27.53   $      28.58   $      27.45
Book Value, Net of FAS 115        $      21.96   $      22.64   $      23.49   $      24.20   $      23.78
Shares Outstanding                 167,482,000    167,164,000    167,456,000    168,050,000    235,848,000
Price Per Share                   $     38.125   $     40.782   $     41.032   $     44.563   $     42.063
Price/Book (%)                          152.38%        153.89%        149.04%        155.92%        153.23%

Policy Revenues                   $  1,165,297   $  1,154,691   $  1,125,015   $  1,114,756   $  1,752,167
Net Investment Income                  217,570        223,528        226,453        219,299        397,656
Net Realized Gains                     167,914         47,312         97,292         44,804        132,667
Non-Recurring Revenues                       0              0              0              0              0
Other Revenues                          69,930         71,517         95,551         88,298         94,326
                                  ------------------------------------------------------------------------
  Total Revenues                  $  1,620,711   $  1,497,048   $  1,544,311   $  1,467,157   $  2,376,816

Policy Expenses                   $    845,485   $    825,867   $    804,938   $    811,096   $  1,724,012
Other Expenses                         452,924        455,035        466,304        450,373      1,099,452
Interest Expense                        13,925         13,576         10,493         12,479              0
Non-Recurring Expenses                       0              0              0              0              0
                                  ------------------------------------------------------------------------
  Total Expenses                  $  1,312,334   $  1,294,478   $  1,281,735   $  1,273,948   $  2,823,464

Net Income Before Taxes           $    308,377   $    202,570   $    262,576   $    193,209  ($    446,648)
  Provision for Taxes                   77,853         39,166         75,580         39,209       (149,367)
                                  ------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.  $    230,524   $    163,404   $    186,996   $    154,000  ($    297,281)
  Plus:  After-Tax Adjustments               0              0              0              0              0
  Less:  Minority Interest Exp.              0              0              0              0              0
                                  ------------------------------------------------------------------------
Net Income Before Extraordinary   $    230,524   $    163,404   $    186,996   $     154,000 ($    297,281)
  Extraordinary Items                        0              0              0               0             0
                                  ------------------------------------------------------------------------
Net Income                        $    230,524   $    163,404   $    186,996   $    154,000  ($    297,281)

Diluted EPS Before Extraordinary  $       1.25   $       0.89   $       1.01   $       0.83  ($       1.28)
Diluted EPS After Extraordinary   $       1.25   $       0.89   $       1.01   $       0.83  ($       1.28)
Operating Income                  $    120,816   $    132,592   $    147,509   $    125,370   $         $0
Operating EPS                     $       0.66   $       0.72   $       0.80   $       0.68   $       0.00
Dividend Per Share                $     0.2350   $     0.2350   $     0.2350   $     0.2500   $     0.2500
Average Diluted Shares             184,850,000    185,036,000    184,838,000    185,184,000    235,160,000

Average Assets                                                                                  24,492,395
Average Equity                                                                                   4,918,115

                                    ------------------------------------------


                                          Sep-98         Dec-98        Mar-99
                                          ------         ------        ------
                                       ($000)         ($000)         ($000)
Cash & Investments                  $ 26,354,474   $ 27,235,733   $ 27,821,500
Reinsurance Assets                     4,446,388      4,423,380      4,570,700
Deferred Policy Acqstn. Costs            876,151        878,172        901,700
Intangibles                              602,075        592,057        581,200
Separate Accounts                              0              0              0
Other Assets                           5,225,275      5,193,366      5,348,000
                                    ------------------------------------------
  Total Assets                      $ 37,504,363   $ 38,322,708   $ 39,223,100

Policy Reserves                       26,024,507     25,865,960     26,069,100
Debt                                   1,097,742      1,260,392      1,523,700
Other Liabilities                      3,270,299      4,057,269      4,703,600
                                    ------------------------------------------
  Total Liabilities                   30,392,548     31,183,621     32,296,400

Minority Interest                              0              0              0
Redeemable Pfd. Equity                         0              0              0
Trust Preferred Securities               502,700        502,700        502,700

Preferred Equity                          16,917         15,576         18,900
Common Equity                          6,592,198      6,620,811      6,405,100
                                    ------------------------------------------
  Total Equity                         6,609,115      6,636,387      6,424,000

Book Value Per Share                $      27.83   $      28.32   $      28.18
Book Value, Net of FAS 115          $      23.74   $      23.93   $      24.13
Shares Outstanding                   235,733,012    233,749,778    227,300,000
Price Per Share                     $     32.500         34.813   $     31.063
Price/Book (%)                           116.78%        122.93%         110.23%

Policy Revenues                     $  1,698,787   $  1,712,064   $  1,676,300
Net Investment Income                    390,601        399,834        395,500
Net Realized Gains                        24,835         (5,654)        65,000
Non-Recurring Revenues                         0              0              0
Other Revenues                            97,034         89,892        107,500
                                    ------------------------------------------
  Total Revenues                    $  2,211,257   $  2,196,136   $  2,244,300

Policy Expenses                     $  1,452,985   $  1,367,829   $  1,292,800
Other Expenses                           726,259        710,286        693,600
Interest Expense                               0              0              0
Non-Recurring Expenses                         0              0              0
                                    ------------------------------------------
  Total Expenses                    $  2,179,244   $  2,078,115   $  1,986,400

Net Income Before Taxes             $     32,013   $    118,021   $    257,900
  Provision for Taxes                    (31,789)       (10,128)        63,100
                                    ------------------------------------------
Net Inc. Before Adj. & Min. Int.    $     63,802   $    128,149   $    194,800
  Plus:  After-Tax Adjustments                 0              0              0
  Less:  Minority Interest Exp.                0              0              0
                                    ------------------------------------------
Net Income Before Extraordinary     $     63,802   $    128,149   $    194,800
  Extraordinary Items                          0              0        (29,900)
                                    ------------------------------------------
Net Income                          $     63,802   $    128,149   $    164,900

Diluted EPS Before Extraordinary    $       0.25   $       0.53   $       0.79
Diluted EPS After Extraordinary     $       0.25   $       0.53   $       0.67
Operating Income                    $          0   $         $0   $    152,500
Operating EPS                       $       0.00   $       0.00   $       0.62
Dividend Per Share                  $     0.2500   $     0.2500   $     0.2600
Average Diluted Shares               256,527,000    256,527,000    249,300,000

Average Assets                        27,808,084     31,180,486     34,724,975
Average Equity                         5,398,459      5,836,088      6,195,546

                                     Frontier Insurance Group, Inc.
                                     ---------------------------------------------------------------------------------------
                                     For the Quarter Ended

                                         Jun-97     Sep-97       Dec-97     Mar-98     Jun-98     Sep-98     Dec-98     Mar-99
                                         ------     ------       ------     ------     ------     ------     ------     ------
                                       ($000)     ($000)       ($000)     ($000)     ($000)     ($000)     ($000)     ($000)
Cash & Investments                   $1,068,754 $1,197,495   $1,261,259 $1,345,724 $1,372,294 $1,409,501 $1,487,647 $1,461,395
Reinsurance Assets                      317,096    349,259      391,168    419,374    446,004    474,930    616,840    646,042
Deferred Policy Acqstn. Costs            40,983     49,510       55,634     68,426     82,553    101,504     96,597    102,963
Intangibles                              13,101     12,837       29,885     58,167     54,748     54,357     54,782     57,396
Separate Accounts                             0          0            0          0          0          0          0          0
Other Assets                            177,207    213,503      237,767    240,590    254,372    255,357    297,911    313,026
                                     -----------------------------------------------------------------------------------------
  Total Assets                       $1,617,141 $1,822,604   $1,975,713 $2,132,281 $2,209,971 $2,295,649 $2,553,777 $2,580,822

Policy Reserves                         983,928  1,044,736    1,184,086  1,302,504  1,341,613  1,381,408  1,599,328  1,629,521
Debt                                     62,000          0            0      5,000     10,000     16,000     92,000    107,000
Other Liabilities                       109,326    149,194      171,219    188,827    203,533    226,343    301,076    303,481
                                     -----------------------------------------------------------------------------------------
  Total Liabilities                   1,155,254  1,193,930    1,355,305  1,496,331  1,555,146  1,623,751  1,992,404  2,040,002

Minority Interest                             0          0            0          0          0          0          0          0
Redeemable Pfd. Equity                        0          0            0          0          0          0          0          0
Trust Preferred Securities              166,970    166,643      166,703    166,736    166,787    166,839    167,153    167,201

Preferred Equity                              0          0            0          0          0          0          0          0
Common Equity                           294,917    462,031      453,705    469,214    488,038    505,073    394,220    373,619
                                     -----------------------------------------------------------------------------------------
  Total Equity                          294,917    462,031      453,705    469,214    488,038    505,073    394,220    373,619

Book Value Per Share                      $9.12     $10.53       $12.16     $12.57     $13.03     $13.52     $10.70     $10.70
Book Value, Net of FAS 115                $8.91     $10.15       $11.62     $12.02     $12.42     $12.72      $9.98     $10.27
Shares Outstanding                   32,319,324  37,303,63  337,319,506 37,331,771 37,466,577 37,358,450 36,827,797 34,927,402
Price Per Share                         $29.432    $34.545      $20.795    $25.114    $22.563    $13.250    $12.875    $11.875
Price/Book (%)                           322.72%    328.06%      171.01%    199.79%    173.16%     98.00%    120.33%    110.98%

Policy Revenues                         $76,017   $103,216     $109,804   $117,212   $122,576   $128,001   $125,347   $140,255
Net Investment Income                    12,825     14,555       16,849     18,566     19,128     18,798     17,070     19,530
Net Realized Gains                          494        231        2,776      2,284      1,596     (3,273)     2,405      1,415
Non-Recurring Revenues                        0          0            0          0          0          0          0          0
Other Revenues                                0          0            0      4,400          0          0          0          0
                                     -----------------------------------------------------------------------------------------
  Total Revenues                        $89,336   $118,002     $129,429   $142,462   $143,300   $143,526   $144,822   $161,200

Policy Expenses                         $36,035    $55,630      $97,229    $77,023    $68,369    $73,119   $224,208    $82,518
Other Expenses                           32,015     40,383       45,649     42,150     50,714     51,996     76,520     53,766
Interest Expense                            284        515           26         76        238        261        310      1,305
Non-Recurring Expenses                        0          0            0          0          0          0          0          0
                                     -----------------------------------------------------------------------------------------
  Total Expenses                        $68,334    $96,528     $142,904   $119,249   $119,321   $125,376   $301,038   $137,589

Net Income Before Taxes                 $21,002    $21,474     ($13,475)   $23,213    $23,979    $18,150  ($156,216)   $23,611
  Provision for Taxes                     5,583      6,716       (3,676)     5,470      6,514      3,957    (56,774)     7,191
                                     -----------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.        $15,419    $14,758      ($9,799)   $17,743    $17,465    $14,193   ($99,442)   $16,420
  Plus:  After-Tax Adjustments                0          0            0          0          0          0
  Less:  Minority Interest Exp.               0          0            0          0          0          0
                                     -----------------------------------------------------------------------------------------
Net Income Before Extraordinary         $15,419    $14,758      ($9,799)   $17,743    $17,465    $14,193   ($99,442)   $16,420
  Extraordinary Items                         0          0            0          0          0          0          0          0
                                     -----------------------------------------------------------------------------------------
Net Income                              $15,419    $14,758      ($9,799)   $17,743    $17,465    $14,193   ($99,442)   $16,420

Diluted EPS Before Extraordinary          $0.42      $0.38       ($0.26)     $0.43      $0.42      $0.35      -2.69       0.41
Diluted EPS After Extraordinary           $0.42      $0.38       ($0.26)     $0.43      $0.42      $0.35      -2.69       0.41
Operating Income                        $15,098    $14,608     ($11,603)   $16,258    $16,428         $0  ($101,006)   $15,500
Operating EPS                             $0.37      $0.38       ($0.25)     $0.39      $0.36      $0.00      -2.73       0.39
Dividend Per Share                      $0.0636    $0.0636      $0.0636    $0.0636    $0.0636    $0.0700    $0.0700    $0.0700
Average Diluted Shares               40,396,000          0   45,709,400 45,773,200 45,883,000 45,699,000 36,975,000 44,694,000

Average Assets                                                                      1,951,542  2,087,244  2,233,478  2,354,500
Average Equity                                                                        433,581    475,612    462,050    446,033

                                    Preferred Employers Holdings, Inc.
                                    -------------------------------------------
                                    For the Quarter Ended

                                           Jun-97    Sep-97    Dec-97    Mar-98     Jun-98    Sep-98    Dec-98     Mar-99
                                           ------    ------    ------    ------     ------    ------    ------     ------
                                        ($000)    ($000)    ($000)    ($000)      ($000)   ($000)    ($000)       ($000)
Cash & Investments                        $23,626   $25,687   $27,109   $23,471    $34,965   $34,007   $34,459    $37,806
Reinsurance Assets                              0         0         0         0          0         0         0          0
Deferred Policy Acqstn. Costs                   0         0       904     1,052      2,399     1,776     1,808      2,045
Intangibles                                     0         0         0     4,979      4,921     4,864     4,806      4,747
Separate Accounts                               0         0         0         0          0         0         0          0
Other Assets                                  874       946     1,688     4,605     11,827    13,518    15,336     16,780
                                       ----------------------------------------------------------------------------------
  Total Assets                            $24,500   $26,633   $29,701   $34,107    $54,112   $54,165   $56,409    $61,378

Policy Reserves                             3,488     4,295     8,780    11,009     17,010    17,374    19,342     22,065
Debt                                          146        74         0         0     12,580    12,580    12,430     11,685
Other Liabilities                           9,496    10,610     8,932    10,796     11,860    11,890    11,658     14,154
                                       ----------------------------------------------------------------------------------
  Total Liabilities                        13,130    14,979    17,712    21,805     41,450    41,844    43,430     47,904

Minority Interest                               0         0         0         0          0         0         0          0
Redeemable Pfd. Equity                          0         0         0         0          0         0         0          0
Trust Preferred Securities                      0         0         0         0          0         0         0          0

Preferred Equity                                0         0         0         0          0         0         0          0
Common Equity                              11,371    11,654    11,988    12,302     12,661    12,322    12,977     13,476
                                       ----------------------------------------------------------------------------------
  Total Equity                             11,371    11,654    11,988    12,302     12,661    12,322    12,977     13,476

Book Value Per Share                        $2.41     $2.47     $2.54     $2.60      $2.68     $2.35     $2.48      $2.57
Book Value, Net of FAS 115                  $2.41     $2.47     $2.54     $2.60      $2.68     $2.35     $2.48      $2.57
Shares Outstanding                      4,725,000 4,725,000 4,725,000 4,725,000  4,725,000 5,242,085 5,242,085  5,247,085
Price Per Share                            $7.500   $10.000    $7.250    $8.000     $7.625    $7.000     10.25       9.50
Price/Book (%)                             311.20%   404.86%   285.43%   307.69%    284.51%   297.87%   413.31%    369.65%

Policy Revenues                            $2,625    $3,368    $3,637    $3,067     $4,350    $4,264    $3,913     $3,742
Net Investment Income                         506       384       291       386        506       445       484        435
Net Realized Gains                              0         0         0         0          0         0         0          0
Non-Recurring Revenues                          0         0         0         0          0         0         0          0
Other Revenues                                640       787       724     2,093      5,508     9,993    10,706     11,369
                                       ----------------------------------------------------------------------------------
  Total Revenues                           $3,771    $4,539    $4,652    $5,546    $10,364   $14,702   $15,103    $15,546

Policy Expenses                            $1,423    $1,831    $1,900    $1,656     $2,349    $2,197    $1,850     $2,058
Other Expenses                              1,931     2,380     2,419     3,526      7,409    11,552    12,251     12,611
Interest Expense                                5         3         1         0        155       325       294        281
Non-Recurring Expenses                          0         0         0         0          0         0         0          0
                                       ----------------------------------------------------------------------------------
  Total Expenses                           $3,359    $4,214    $4,320    $5,182     $9,913   $14,074   $14,395    $14,950

Net Income Before Taxes                      $412      $325      $332      $364       $451      $628      $708       $596
  Provision for Taxes                          41        42        (4)       50         92       181        53        142
                                       ----------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.             $371      $283      $336      $314       $359      $447      $655       $454
  Plus:  After-Tax Adjustments                  0         0         0         0          0         0         0          0
  Less:  Minority Interest Exp.                 0         0         0         0          0         0         0          0
                                       ----------------------------------------------------------------------------------
Net Income Before Extraordinary              $371      $283      $336      $314       $359      $447      $655       $454
  Extraordinary Items                           0         0         0         0          0         0         0          0
                                       ----------------------------------------------------------------------------------
Net Income                                   $371      $283      $336      $314       $359      $447      $655       $454

Diluted EPS Before Extraordinary            $0.08     $0.06     $0.07     $0.07      $0.08     $0.09     $0.13      $0.09
Diluted EPS After Extraordinary             $0.08     $0.06     $0.07     $0.07      $0.08     $0.09     $0.13      $0.09
Operating Income                             $371      $283      $335      $314       $359      $447      $655       $454
Operating EPS                               $0.08     $0.06     $0.07     $0.07      $0.08     $0.09      0.13       0.09
Dividend Per Share                        $0.0000   $0.0000   $0.0000   $0.0000    $0.0000   $0.0000   $0.0000    $0.0000
Average Diluted Shares                  4,725,000 4,725,000 4,725,000 4,725,000  5,306,044 6,417,085 6,417,085  6,415,085

Average Assets                                                                      33,811    39,744    45,699     52,034
Average Equity                                                                      11,995    12,185    12,450     12,748

                                   PAULA Financial
                                   ---------------------------------------------------------------------------------------------
                                   For the Quarter Ended

                                         Jun-97   Sep-97      Dec-97      Mar-98      Jun-98      Sep-98      Dec-98      Mar-99
                                         -----    ------      ------      ------      ------      ------      ------      ------
                                        ($000)    ($000)      ($000)      ($000)      ($000)      ($000)      ($000)      ($000)
Cash & Investments                 $   100,021  $111,779  $  142,634  $  151,942  $  163,889  $  179,505  $  181,768  $  171,502
Reinsurance Assets                       6,498     6,758       6,394       7,635       7,844       8,220      25,852      36,079
Deferred Policy Acqstn. Costs                0     2,056       2,191       3,368       3,315       2,909       2,533       2,747
Intangibles                              1,652         0       1,468           0           0           0       1,447           0
Separate Accounts                            0         0           0           0           0           0           0           0
Other Assets                            33,749    32,966      35,577      43,997      48,814      46,133      43,348      50,176
                                   ---------------------------------------------------------------------------------------------
  Total Assets                     $   141,920  $153,559  $  188,264  $  206,942  $ 223,862   $  236,767  $  254,948  $  260,504

Policy Reserves                         78,336    83,039      93,174     110,499     135,670     147,590     156,550     159,644
Debt                                    11,468    12,029         456         179         139           0       2,667       8,142
Other Liabilities                       23,798    27,161       9,814      10,582      10,437      12,661      21,695      18,941
                                   ---------------------------------------------------------------------------------------------
  Total Liabilities                    113,602   122,229     103,444     121,260     146,246     160,251     180,912     186,727

Minority Interest                            0         0           0           0           0           0           0           0
Redeemable Pfd. Equity                  14,905    23,663           0           0           0           0           0           0
Trust Preferred Securities                   0         0           0           0           0           0           0           0
Preferred Equity                             0         0           0           0           0           0           0           0
Common Equity                           13,413     7,667      84,820      85,682      77,616      76,516      74,036      73,777
                                   ---------------------------------------------------------------------------------------------
  Total Equity                          13,413     7,667      84,820      85,682      77,616      76,516      74,036      73,777

Book Value Per Share               $      0.00  $   0.00  $    13.42  $    13.54  $    12.25  $    12.57  $    12.49  $    12.44
Book Value, Net of FAS 115         $      0.00  $   0.00  $    13.18  $    13.29  $    12.00  $    12.32  $    12.55  $    12.72
Shares Outstanding                           0         0   6,321,177   6,326,777   6,337,815   6,085,315   5,929,015   5,928,967
Price Per Share                    $     0.000  $  0.000  $   23.000  $   23.750  $   20.125  $    9.625  $    9.375  $    7.125
Price/Book (%)                            0.00%     0.00%     171.39%     175.41%     164.29%      76.57%      75.06%      57.27%

Policy Revenues                    $    24,142  $ 23,418  $   27,639  $   27,995  $   37,235  $   40,783  $   22,757  $   16,687
Net Investment Income                    1,282     1,351       1,733       2,054       2,119       2,437       2,930       2,740
Net Realized Gains                           0       173          (1)         30         (83)      1,784         (25)        101
Non-Recurring Revenues                       0         0           0           0           0           0           0           0
Other Revenues                             980     1,072       1,344         916       1,074       1,091         995         955
                                   ---------------------------------------------------------------------------------------------
  Total Revenues                   $    26,404  $ 26,014  $   30,715  $   30,995  $   40,345  $   46,095  $   26,657  $   20,483

Policy Expenses                    $    16,797  $ 16,487  $   20,150  $   21,221  $   42,820  $   33,084  $   18,035  $   11,389
Other Expenses                           7,935     7,620       8,369       8,632       9,922      10,954       8,128       7,176
Interest Expense                             0         0           0           0           0           0           0           0
Non-Recurring Expenses                       0         0           0           0           0           0           0           0
                                   ---------------------------------------------------------------------------------------------
  Total Expenses                   $    24,732  $ 24,107  $   28,519  $   29,853  $   52,742  $   44,038  $   26,163  $   18,565

Net Income Before Taxes            $     1,672  $  1,907  $    2,196  $    1,142    ($12,397) $    2,057  $      494  $    1,918
  Provision for Taxes                      294       636         602         119      (4,396)        423          27         639
                                   ---------------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.   $     1,378  $  1,271  $    1,594  $    1,023     ($8,001) $    1,634  $      467  $    1,279
  Plus:  After-Tax Adjustments               0         0           0           0           0           0           0           0
  Less:  Minority Interest Exp.              0         0           0           0           0           0           0           0
                                   ---------------------------------------------------------------------------------------------
Net Income Before Extraordinary    $     1,378  $  1,271  $    1,594  $    1,023     ($8,001) $    1,634  $      467  $    1,279
  Extraordinary Items                        0         0           0           0           0           0           0           0
                                   ---------------------------------------------------------------------------------------------
Net Income                         $     1,378  $  1,271  $    1,594  $    1,023     ($8,001) $    1,634  $      467  $    1,279

Diluted EPS Before Extraordinary   $      0.00  $   0.00  $     0.00  $     0.15      ($1.26) $     0.25  $     0.08  $     0.22
Diluted EPS After Extraordinary    $      0.00  $   0.00  $     0.00  $     0.15      ($1.26) $     0.25  $     0.08  $     0.22
Operating Income                   $     1,378  $  1,159  $    1,595  $    1,003     ($7,947) $      474  $      483  $    1,213
Operating EPS                      $      0.00  $   0.00  $     0.00  $     0.15      ($1.26) $     0.07        0.08        0.21
Dividend Per Share                 $    0.0000  $ 0.0000  $   0.0000  $   0.0400  $   0.0400  $   0.0400  $   0.0400  $   0.0400
Average Diluted Shares                       0         0           0   6,799,951   6,331,285   6,506,654   6,010,602   5,937,049

Average Assets                                                                       182,909     201,879     222,157     236,605
Average Equity                                                                        53,840      66,460      79,734      77,525

                                  RTW, Inc.
                                  ----------------------------------------------------------------------------------------------
                                  For the Quarter Ended

                                     Jun-97       Sep-97       Dec-97      Mar-98       Jun-98      Sep-98      Dec-98       Mar-99
                                     ------       ------       ------      ------       ------      ------      ------       ------
                                     ($000)       ($000)       ($000)      ($000)       ($000)      ($000)      ($000)       ($000)
Cash & Investments              $   109,012  $   114,639  $   118,092 $   124,564  $   128,567 $   135,182 $   127,331  $   121,730
Reinsurance Assets                    8,513        8,559        6,117       5,764        5,654       5,616      20,281       25,614
Deferred Policy Acqstn. Costs         1,782        1,722        1,559       1,816        1,775       1,778       1,501        1,843
Intangibles                               0            0            0           0            0           0           0            0
Separate Accounts                         0            0            0           0            0           0           0            0
Other Assets                         17,523       16,271       16,218      17,386       18,576      17,120      21,832       24,333
                                ---------------------------------------------------------------------------------------------------
  Total Assets                  $   136,830  $   141,191  $   141,986 $   149,530  $   154,572 $   159,696 $   170,945  $   173,520

Policy Reserves                      71,099       73,490       74,649      83,905       89,172      92,672     110,296      113,569
Debt                                  6,807        6,840        4,875       4,896        4,918       4,940       2,461        2,471
Other Liabilities                     4,415        4,237        4,105       2,985        2,319       2,463       5,570        2,951
                                ---------------------------------------------------------------------------------------------------
  Total Liabilities                  82,321       84,567       83,629      91,786       96,409     100,075     118,327      118,991

Minority Interest                         0            0            0           0            0           0           0            0
Redeemable Pfd. Equity                    0            0            0           0            0           0           0            0
Trust Preferred Securities                0            0            0           0            0           0           0            0

Preferred Equity                          0            0            0           0            0           0           0            0
Common Equity                        54,509       56,624       58,357      57,744       58,163      59,621      52,618       54,529
                                ---------------------------------------------------------------------------------------------------
  Total Equity                       54,509       56,624       58,357      57,744       58,163      59,621      52,618       54,529

Book Value Per Share            $      4.60  $      4.78  $      4.93 $      4.85  $      4.87 $      4.99        4.41         4.44
Book Value, Net of FAS 115      $      4.60  $      4.74  $      4.85 $      4.76  $      4.81        4.79        4.26         4.34
Shares Outstanding               11,841,023   11,841,023   11,841,023  11,907,973   11,954,612  11,945,312  11,935,000   12,285,000
Price Per Share                 $     8.000  $     9.750  $     6.000 $     8.000  $     7.625 $     5.063       6.375        4.750
Price/Book (%)                       173.91%      203.97%      121.70%     164.95%      156.57%     101.46%     144.56%     106.98%

Policy Revenues                 $    19,652  $    20,423  $    21,765 $    22,544  $    21,185 $    21,856 $    15,807  $    17,154
Net Investment Income                 1,626        1,906        2,137       2,040        2,018       1,854       1,805        1,686
Net Realized Gains                      (16)           0            0           0          716         330          (3)          37
Non-Recurring Revenues                    0            0            0           0            0           0           0            0
Other Revenues                            0            0            0           0            0           0           0            0
                                ---------------------------------------------------------------------------------------------------
  Total Revenues                $    21,262  $    22,329  $    23,902 $    24,584  $    23,919 $    24,040 $    17,609  $    18,877

Policy Expenses                 $    12,886  $    14,250  $    15,427 $    19,273  $    17,938 $    17,571 $    20,512  $    10,804
Other Expenses                        5,864        5,205        6,743       6,927        5,194       6,807       6,415        6,473
Interest Expense                        196          196          189         139          139         139         129           69
Non-Recurring Expenses                    0            0            0           0            0           0           0            0
                                ---------------------------------------------------------------------------------------------------
  Total Expenses                $    18,946  $    19,651  $    22,359 $    26,339  $    23,271 $    24,517 $    27,056  $    17,346

Net Income Before Taxes         $     2,316  $     2,678  $     1,543     ($1,755) $       648       ($477)    ($9,447) $     1,531
  Provision for Taxes                   850          973          255        (638)         157        (339)     (3,130)         298
                                ---------------------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min.
 Int.                           $     1,466  $     1,705  $     1,288     ($1,117) $       491       ($138)    ($6,317) $     1,233
  Plus:  After-Tax Adjustments            0            0            0           0            0           0           0            0
  Less:  Minority Interest Exp.           0            0            0           0            0           0           0            0
                                ---------------------------------------------------------------------------------------------------
Net Income Before
 Extraordinary                  $     1,466  $     1,705  $     1,288     ($1,117) $       491       ($138)    ($6,317) $     1,233
  Extraordinary Items                     0            0            0           0            0           0           0            0
                                ---------------------------------------------------------------------------------------------------
Net Income                      $     1,466  $     1,705  $     1,288     ($1,117) $       491       ($138)    ($6,317) $     1,233

Diluted EPS Before
 Extraordinary                  $      0.12  $      0.14  $      0.11      ($0.09) $      0.04      ($0.01)     ($0.53) $      0.10
Diluted EPS After
 Extraordinary                  $      0.12  $      0.14  $      0.11      ($0.09) $      0.04      ($0.01)     ($0.53) $      0.10
Operating Income                $     1,466  $     1,705  $     1,288     ($1,117) $       491       ($138)    ($6,315) $     1,209
Operating EPS                   $      0.12  $      0.14  $      0.11      ($0.09) $      0.04      ($0.03)     ($0.53) $      0.10
Dividend Per Share              $    0.0000  $    0.0000  $    0.0000 $    0.0000  $    0.0000 $    0.0000 $    0.0000  $    0.0000
Average Diluted Shares           12,081,000   12,166,115   12,063,000  11,868,000   12,249,000  11,955,000  11,944,000   12,336,224

Average Assets                                                                         144,822     149,395     155,346      161,653
Average Equity                                                                          57,079      58,102      57,301       56,535

                              Argonal Group, Inc.
                              -------------------------------------------------
                              For the Quarter Ended

                                       Jun-97     Sep-97     Dec-97     Mar-98     Jun-98     Sep-98      Dec-98      Mar-99
                                       ------     ------     ------     ------     ------     ------      ------      ------
                                    ($000)      ($000)     ($000)     ($000)     ($000)     ($000)     ($000)      ($000)
Cash & Investments                 $1,449,900 $1,436,600 $1,428,100 $1,436,900 $1,427,700 $1,410,700  $1,397,300  $1,330,500
Reinsurance Assets                    230,200    233,900    211,000    198,300    205,200    204,400     197,000     196,700
Deferred Policy Acqstn. Costs           5,200      1,505      4,000      5,253      5,462      5,253       4,800       5,000
Intangibles                            39,700     39,000     38,300     37,600     36,900     36,200      35,500      34,800
Separate Accounts                           0          0          0          0          0          0           0           0
Other Assets                          202,000    200,895    179,100    166,947    154,638    136,647     146,000     139,000
                                  ------------------------------------------------------------------------------------------
  Total Assets                     $1,927,000 $1,911,900 $1,860,500 $1,845,000 $1,829,900 $1,793,200  $1,780,600  $1,706,000

Policy Reserves                     1,133,900  1,105,400  1,062,700  1,032,500  1,013,800    975,200     930,200     891,600
Debt                                        0          0          0          0          0          0           0           0
Other Liabilities                      93,100     86,900     79,900     80,200     78,100     75,800      96,000      78,700
                                  ------------------------------------------------------------------------------------------
  Total Liabilities                 1,227,000  1,192,300  1,142,600  1,112,700  1,091,900  1,051,000   1,026,200     970,300

Minority Interest                           0          0          0          0          0          0           0           0
Redeemable Pfd. Equity                      0          0          0          0          0          0           0           0
Trust Preferred Securities                  0          0          0          0          0          0           0           0

Preferred Equity                            0          0          0          0          0          0           0           0
Common Equity                         700,000    719,600    717,900    732,300    738,000    742,200     754,400     735,700
                                  ------------------------------------------------------------------------------------------
  Total Equity                        700,000    719,600    717,900    732,300    738,000    742,200     754,400     735,700

Book Value Per Share                   $29.38     $30.18     $30.09     $30.63     $30.82     $30.99      $31.33      $30.63
Book Value, Net of FAS 115             $23.95     $23.93     $23.97     $25.08     $25.03     $25.05      $24.89      $24.87
Shares Outstanding                 23,827,629 23,844,516 23,854,720 23,909,945 23,947,695 23,948,665  24,077,792  24,018,248
Price Per Share                       $29.500    $34.875    $33.875    $36.125    $31.625    $25.500     $24.500     $25.688
Price/Book (%)                         100.41%    115.56%    112.58%    117.94%    102.61%     82.28%      78.20%      83.86%

Policy Revenues                       $37,700    $37,800    $43,800    $35,500    $36,700    $33,600     $32,700     $27,600
Net Investment Income                  21,700     22,100     22,500     20,300     19,500     19,000      18,600      17,600
Net Realized Gains                      1,300        400      1,400     42,200        100      7,800       1,100         900
Non-Recurring Revenues                      0          0          0          0          0          0           0           0
Other Revenues                              0          0          0          0          0          0           0           0
                                  ------------------------------------------------------------------------------------------
  Total Revenues                      $60,700    $60,300    $67,700    $98,000    $56,300    $60,400     $52,400     $46,100

Policy Expenses                       $25,500    $26,200    $32,300    $24,200    $22,600    $25,800     $22,500     $15,700
Other Expenses                         18,200     22,400     24,000     20,100     20,100     19,000      19,300      16,400
Interest Expense                            0          0          0          0          0          0           0           0
Non-Recurring Expenses                      0          0          0          0          0          0           0           0
                                  ------------------------------------------------------------------------------------------
  Total Expenses                      $43,700    $48,600    $56,300    $44,300    $42,700    $44,800     $41,800     $32,100

Net Income Before Taxes               $17,000    $11,700    $11,400    $53,700    $13,600    $15,600     $10,600     $14,000
  Provision for Taxes                   4,200      2,400        500     17,000      4,800      5,200       3,800       4,500
                                  ------------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.      $12,800     $9,300    $10,900    $36,700     $8,800    $10,400      $6,800      $9,500
  Plus:  After-Tax Adjustments              0          0          0          0          0          0           0           0
  Less:  Minority Interest Exp.             0          0          0          0          0          0           0           0
                                  ------------------------------------------------------------------------------------------
Net Income Before Extraordinary       $12,800     $9,300    $10,900    $36,700     $8,800    $10,400      $6,800      $9,500
  Extraordinary Items                       0          0          0          0          0          0           0           0
                                  ------------------------------------------------------------------------------------------
Net Income                            $12,800     $9,300    $10,900    $36,700     $8,800    $10,400      $6,800      $9,500

Diluted EPS Before Extraordinary        $0.53      $0.39      $0.45      $1.52      $0.36      $0.43        0.28        0.40
Diluted EPS After Extraordinary         $0.53      $0.39      $0.45      $1.52      $0.36      $0.43        0.28        0.40
Operating Income                      $11,955     $9,040     $9,990     $9,270     $8,735     $5,330      $6,085      $9,000
Operating EPS                           $0.50      $0.38      $0.41      $0.39      $0.36      $0.22        0.25        0.38
Dividend Per Share                    $0.4100    $0.4100    $0.4100    $0.4100    $0.4100    $0.4100     $0.4100     $0.4100
Average Diluted Shares             24,013,900 23,840,831          0 23,887,700 24,169,800 24,091,347  23,976,925  23,976,925

Average Assets                                                                  1,874,860  1,848,100   1,821,840   1,790,940
Average Equity                                                                    721,560    730,000     736,960     740,520

                                  Superior National Insurance Group, Inc.
                                  ---------------------------------------------
                                  For the Quarter Ended

                                      Jun-97     Sep-97    Dec-97     Mar-98     Jun-98     Sep-98      Dec-98     Mar-99
                                      ------     ------    ------     ------     ------     ------      ------     ------
                                    ($000)     ($000)    ($000)     ($000)      ($000)    ($000)      ($000)     ($000)
Cash & Investments                  $244,326   $238,804  $242,116   $228,535   $193,349   $167,205    $867,401   $734,079
Reinsurance Assets                    36,774     58,702    59,832     65,165     81,296    121,097     503,593    648,073
Deferred Policy Acqstn. Costs          5,184      5,834     5,879      5,987      5,422      5,422      17,136     13,924
Intangibles                           14,868     25,766    35,887     35,583     35,248     34,912      33,821     35,238
Separate Accounts                          0          0         0          0          0          0           0          0
Other Assets                          78,651     68,086    72,855     66,238     69,860     76,209     297,691    296,619
                                  ---------------------------------------------------------------------------------------
  Total Assets                      $379,803   $397,192  $416,569   $401,508   $385,175   $404,845  $1,719,642 $1,727,933

Policy Reserves                      229,338    237,613   214,168    194,943    171,041    173,145   1,129,134  1,104,774
Debt                                  44,030     42,366        30         30          0          0     111,855    105,790
Other Liabilities                     27,500     34,737    41,276     43,436     54,388     69,138     153,607    190,425
                                  ---------------------------------------------------------------------------------------
  Total Liabilities                  300,868    314,716   255,474    238,409    225,429    242,283   1,394,596  1,400,989

Minority Interest                          0          0         0          0          0          0           0          0
Redeemable Pfd. Equity                24,945     25,672         0          0          0          0           0          0
Trust Preferred Securities                 0          0   101,277    101,291    101,051    101,068     101,084    101,100

Preferred Equity                           0          0         0          0          0          0           0          0
Common Equity                         53,990     56,804    59,818     61,808     58,695     61,494     223,962    225,844
                                  ---------------------------------------------------------------------------------------
  Total Equity                        53,990     56,804    59,818     61,808     58,695     61,494     223,962    225,844

Book Value Per Share                   $9.25      $9.73    $10.19     $10.52      $9.99     $10.32      $12.68     $12.77
Book Value, Net of FAS 115             $9.18      $9.56     $9.96     $10.28      $9.78      $9.99      $12.61     $12.97
Shares Outstanding                 5,837,173  5,837,173 5,871,279  5,874,379  5,876,399  5,961,497  17,662,314 17,683,087
Price Per Share                      $13.625    $14.625   $14.500    $18.750    $23.500     $0.000     $20.060    $19.000
Price/Book (%)                        147.30%    150.31%   142.30%    178.23%    235.24%      0.00%     158.22%    148.79%

Policy Revenues                      $45,410    $34,760   $41,772    $30,587    $25,204    $10,746     $20,552    $54,595
Net Investment Income                  3,425      3,696     3,432      4,253      3,133      3,421       3,575     12,047
Net Realized Gains                        10         27        (2)         0        628          0       1,226          0
Non-Recurring Revenues                     0          0         0          0          0          0           0          0
Other Revenues                             0          0         0          0          0          0           0          0
                                  ---------------------------------------------------------------------------------------
  Total Revenues                     $48,845    $38,483   $45,202    $34,840    $28,965    $14,167     $25,353    $66,642

Policy Expenses                      $34,724    $21,316   $24,136    $18,288    $15,399     $1,319     $33,336    $41,999
Other Expenses                        11,322     10,549    10,495     10,474      7,163      6,609      17,157     10,439
Interest Expense                       2,417      1,158     1,033          0          0          0       1,324      3,505
Non-Recurring Expenses                     0          0         0          0          0          0           0          0
                                  ---------------------------------------------------------------------------------------
  Total Expenses                     $48,463    $33,023   $35,664    $28,762    $22,562     $7,928     $51,817    $55,943

Net Income Before Taxes                 $382     $5,460    $9,538     $6,078     $6,403     $6,239    ($26,464)   $10,699
  Provision for Taxes                     98      2,052     3,616      2,311      2,354      2,271      (8,435)     2,149
                                  ---------------------------------------------------------------------------------------
Net Inc. Before Adj. & Min. Int.        $284     $3,408    $5,922     $3,767     $4,049     $3,968    ($18,029)    $8,550
  Plus:  After-Tax Adjustments          (453)      (480)   (1,682)    (1,872)    (1,852)    (1,873)    ($1,760)   ($1,845)
  Less:  Minority Interest Exp.            0          0         0          0          0          0           0          0
                                  ---------------------------------------------------------------------------------------
Net Income Before Extraordinary        ($169)    $2,928    $4,240     $1,895     $2,197     $2,095    ($19,789)    $6,705
  Extraordinary Items                (10,361)      (796)   (1,739)         0          0          0           0          0
                                  ---------------------------------------------------------------------------------------
Net Income                          ($10,530)    $2,132    $2,501     $1,895     $2,197     $2,095    ($19,789)    $6,705

Diluted EPS Before Extraordinary      ($0.02)     $0.38     $0.00      $0.24      $0.27      $0.27      ($2.79)     $0.34
Diluted EPS After Extraordinary       ($1.39)     $0.28     $0.32      $0.24      $0.27      $0.27      ($2.79)     $0.34
Operating Income                       ($176)    $2,928    $4,240     $1,895     $1,789         $0    ($18,491)    $6,705
Operating EPS                         ($0.02)     $0.38     $0.32      $0.24      $0.22      $0.00      ($2.65)     $0.34
Dividend Per Share                   $0.0000    $0.0000   $0.0000    $0.0000    $0.0000    $0.0000     $0.0000    $0.0000
Average Diluted Shares             7,546,380          0         0  7,781,614  7,984,453  7,712,676   6,759,598  6,759,598

Average Assets                                                                  396,049    401,058     665,548    927,821
Average Equity                                                                   58,223     59,724      93,155    126,361

                                      Zenith National Insurance Corp.
                                    -----------------------------------------------------------
                                      For the Quarter Ended

                                         Jun-97          Sep-97          Dec-97          Mar-98
                                         ------          ------          ------          ------
                                       ($000)          ($000)          ($000)          ($000)
Cash & Investments                  $   867,806    $    884,466    $    892,477     $   872,640
Reinsurance Assets                      108,563         102,927         106,067         108,105
Deferred Policy Acqstn. Costs            21,778          22,129          20,840          20,319
Intangibles                                   0               0           4,992               0
Separate Accounts                             0               0               0               0
Other Assets                            256,314         257,078         227,780         233,905
                                    -----------------------------------------------------------
  Total Assets                      $ 1,254,461    $  1,266,600     $ 1,252,156     $ 1,234,969

Policy Reserves                         773,686         764,147         748,142         749,169
Debt                                     87,547          88,439          88,216          88,652
Other Liabilities                        47,701          54,153          53,932          52,166
                                    -----------------------------------------------------------
  Total Liabilities                     908,934         906,739         890,290         889,987

Minority Interest                             0               0               0               0
Redeemable Pfd. Equity                        0               0               0               0
Trust Preferred Securities                    0               0               0               0

Preferred Equity                              0               0               0               0
Common Equity                           345,527         359,861         361,866         344,982
                                    -----------------------------------------------------------
  Total Equity                          345,527         359,861         361,866         344,982

Book Value Per Share                $     19.53     $     20.25     $     20.31     $     20.27
Book Value, Net of FAS 115          $     19.50     $     19.73     $     19.79     $     19.70
Shares Outstanding                   17,688,000      17,773,000      17,819,000      17,022,000
Price Per Share                     $    27.000     $    28.563     $    25.750     $    28.938
Price/Book (%)                           138.25%         141.05%         126.78%         142.76%

Policy Revenues                     $   125,831     $   120,475     $   120,052     $   118,784
Net Investment Income                    13,406          13,272          13,206          12,343
Net Realized Gains                        1,996           1,861           8,275           2,420
Non-Recurring Revenues                        0               0               0               0
Other Revenues                           11,174          11,480          12,802          11,748
                                    -----------------------------------------------------------
  Total Revenues                    $   152,407     $   147,088     $   154,335     $   145,295

Policy Expenses                     $    89,180     $    81,104     $    90,114     $    83,928
Other Expenses                           50,188          52,494          55,149          49,676
Interest Expense                            816             980           1,048             993
Non-Recurring Expenses                        0               0               0               0
                                    -----------------------------------------------------------
  Total Expenses                    $   140,184     $   134,578     $   146,311     $   134,597

Net Income Before Taxes             $    12,223     $    12,510     $     8,024     $    10,698
  Provision for Taxes                     4,323           4,510           2,924           3,598
                                    -----------------------------------------------------------
Net Inc. Before Adj. & Min. Int.    $     7,900     $     8,000     $     5,100     $     7,100
  Plus:  After-Tax Adjustments                0               0               0               0
  Less:  Minority Interest Exp.               0               0               0               0
                                    -----------------------------------------------------------
Net Income Before Extraordinary     $     7,900     $     8,000     $     5,100     $     7,100
  Extraordinary Items                         0               0               0               0
                                    -----------------------------------------------------------
Net Income                          $     7,900     $     8,000     $     5,100     $     7,100

Diluted EPS Before Extraordinary    $      0.44     $      0.45     $      0.28     $      0.42
Diluted EPS After Extraordinary     $      0.44     $      0.45     $      0.28     $      0.42
Operating Income                    $     6,603     $     6,791     $       394     $     5,527
Operating EPS                       $      0.37     $      0.38     $      0.02     $      0.32
Dividend Per Share                  $    0.2500     $    0.2500     $    0.2500     $    0.2500
Average Diluted Shares               17,823,000      18,021,000      17,977,000      17,080,000

Average Assets
Average Equity

                                        -----------------------------------------------------------


                                             Jun-98          Sep-98          Dec-98         Mar-99
                                             ------          ------          ------         ------
                                           ($000)          ($000)          ($000)         ($000)
Cash & Investments                      $ 1,029,933     $ 1,095,430     $ 1,050,679     $   993,118
Reinsurance Assets                          503,120         482,729         373,045         359,037
Deferred Policy Acqstn. Costs                22,031          21,885          23,941           9,249
Intangibles                                  81,526          83,438          25,744          23,213
Separate Accounts                                 0               0               0
Other Assets                                336,576         324,577         345,317         271,170
                                        -----------------------------------------------------------
  Total Assets                          $ 1,973,186     $ 2,008,059     $ 1,818,726     $ 1,655,787

Policy Reserves                           1,408,116       1,377,899       1,155,612         930,040
Debt                                         90,589          85,381          93,851          90,814
Other Liabilities                           124,887         122,008         148,970         122,470
                                        -----------------------------------------------------------
  Total Liabilities                       1,623,592       1,585,288       1,398,433       1,143,324

Minority Interest                                 0               0               0               0
Redeemable Pfd. Equity                            0               0               0               0
Trust Preferred Securities                        0          73,328          73,341          73,355

Preferred Equity                                  0               0               0               0
Common Equity                               349,594         349,443         346,952         439,108
                                        -----------------------------------------------------------
  Total Equity                              349,594         349,443         346,952         439,108

Book Value Per Share                    $     20.50     $     20.50     $     20.23     $     25.65
Book Value, Net of FAS 115              $     19.91           19.85     $     19.67     $     25.51
Shares Outstanding                       17,055,000      17,043,064      17,148,000      17,116,000
Price Per Share                         $    28.188     $    25.063     $    23.125     $    24.310
Price/Book (%)                               137.50%         122.26%         114.31%          94.79%

Policy Revenues                         $   137,554     $   136,151     $   137,366     $   135,577
Net Investment Income                        14,571          15,194          13,469          13,325
Net Realized Gains                            3,754           2,164           3,264           1,534
Non-Recurring Revenues                            0               0               0         160,335
Other Revenues                               10,076           9,604          10,301          11,727
                                        -----------------------------------------------------------
  Total Revenues                        $   165,955     $   163,113     $   164,400     $   322,498

Policy Expenses                         $    94,581     $   101,690     $   102,691     $   105,490
Other Expenses                               58,896          54,356          57,330          54,625
Interest Expense                                515           1,908           2,512           2,020
Non-Recurring Expenses                            0               0               0               0
                                        -----------------------------------------------------------
  Total Expenses                        $   153,992     $   157,954     $   162,533     $   162,135

Net Income Before Taxes                 $    11,963     $     5,159     $     1,867     $   160,363
  Provision for Taxes                         4,363           1,659             566          55,963
                                        -----------------------------------------------------------
Net Inc. Before Adj. & Min. Int.        $     7,600     $     3,500     $     1,301     $   104,400
  Plus:  After-Tax Adjustments                    0               0               0               0
  Less:  Minority Interest Exp.                   0               0               0               0
                                        -----------------------------------------------------------
Net Income Before Extraordinary         $     7,600     $     3,500     $     1,301     $   104,400
  Extraordinary Items                             0               0               0               0
                                        -----------------------------------------------------------
Net Income                              $     7,600     $     3,500     $     1,301     $   104,400

Diluted EPS Before Extraordinary        $      0.44     $      0.20     $      0.08     $      6.09
Diluted EPS After Extraordinary         $      0.44     $      0.20     $      0.08     $      6.09
Operating Income                        $     5,160     $     2,093    ($       821)   ($       932)
Operating EPS                           $      0.30     $      0.12    ($      0.05)   ($      0.05)
Dividend Per Share                      $    0.2500     $    0.2500     $    0.2500     $    0.2500
Average Diluted Shares                   17,269,000      17,168,000      17,113,000      17,152,000

Average Assets                            1,396,274       1,546,994       1,657,419       1,738,145
Average Equity                              352,366         353,149         350,567         366,016

                                   EXHIBIT 2

              Pro Forma Analysis Sheet:  Fully Demutualized Basis

                           PRO FORMA ANALYSIS SHEET
                               NCRIC Group, Inc.
                          Prices as of July 16, 1999

                                                                  Peer Group                   Med. Malpractice Subgroup
                                                              --------------------             -------------------------
Price Multiple                Symbol     Subject (1)          Mean          Median              Mean              Median
--------------                ------     -----------          ----          ------              ----              ------
Price-earnings ratio    =       P/E            6.79x          30.7x           13.8x            26.55x              17.38x

Price-book ratio        =       P/B            51.4%         137.9%          123.9%            166.3%              151.9%

Price-assets ratio      =       P/A            15.4%          33.6%           26.2%             49.2%               49.5%

Valuation Parameters
--------------------
Pre-Conversion Earnings (Y)       $  3,254,000        ESOP Stock Purchases (E)                10.00% (5)
Pre-Conversion Book Value (B)     $ 29,711,000        Cost of ESOP Borrowings (S)              0.00% (4)
Pre-Conv. Tang. Book Value (B)    $ 24,615,000        ESOP Amortization (T)                   10.00   years
Pre-Conversion Assets (A)         $148,486,000        Stock Award Plan Amount (M)              5.00%
Reinvestment Rate (2)(R)                  3.00%       Stock Award Plan Vesting (N)             5.00   years (5)
Est. Conversion Expenses (3)(X)           4.00%       Acquisition Shares (F)                   1.15%
Tax rate (TAX)                           40.00%       Acquisition Stock Issuance (Z)       $300,000
                                                      Benefit Plan Adjustment (BP)             1.10%
                                                      Percentage Sold (PCT)                  100.00%

Calculation of Pro Forma Value After Conversion
-----------------------------------------------
1.        V=             P/E * (Y)                                          V=      $26,197,595
               ----------------------------------------------
               1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N+BP)

2.        V=             P/B  *  (B+Z)                                      V=      $26,199,083
               ------------------------------
               1 - P/B * PCT * (1-X-E-M-F)

3.        V=             P/A * (A+Z)                                        V=      $26,199,814
              --------------------------------
              1 - P/A * PCT * (1-X-E-M-F)

                                                         Gross              Shares                              Aggregate
                       Shares Sold to    Price Per      Offering          Issued to          Total Shares       Market Value
Conclusion                Public          Share         Proceeds         HCI Principals         Issued         of Stock Issued
----------                ------          -----         --------         --------------         ------         ---------------
Minimum                   3,400,000           7.00     $  23,800,000           42,857         3,442,857            $24,099,999
Midpoint                  4,000,000           7.00        28,000,000           42,857         4,042,857             28,299,999
Maximum                   4,600,000           7.00        32,200,000           42,857         4,642,857             32,499,999
Proposed Closing Value    3,700,000           7.00        25,900,000           42,857         3,742,857             26,199,999

___________________________________
(1) Pricing ratios shown reflect the midpoint value.
(2) Net return reflects a reinvestment rate of 5.00 percent, and a tax rate of
    40.00 percent.
(3) Offering expenses shown at estimated midpoint value.
(4) No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and Stock Award Plan amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 40.00 percent.

                                   EXHIBIT 3

       Pro Forma Effects of Offering Proceeds:  Fully Demutualized Basis

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                                At the Minimum

1.    Offering Proceeds                                                                                             $ 23,800,000
      Less: Estimated Offering Expenses                                                                                  952,000
                                                                                                                    ------------
      Net Offering Proceeds                                                                                         $ 22,848,000


2.    Estimated Additional Income from Offering Proceeds

      Net Offering Proceeds                                                                                         $ 22,848,000
      Less: Capital Expenditures                                                                                               0
      Less: Non-Cash Stock Purchases (1)                                                                               3,570,000
                                                                                                                    ------------
      Net Proceeds Reinvested                                                                                       $ 19,278,000
      Estimated net incremental rate of return                                                                              3.00%
                                                                                                                    ------------
      Earnings Increase                                                                                             $    578,340
         Less: Estimated cost of ESOP borrowings (2)                                                                           0
         Less: Amortization of ESOP borrowings (3)                                                                       142,800
         Less: Stock Award Plan Vesting (4)                                                                              142,800
         Plus: Pro Forma Benefit Plan Adjustments (5)                                                                    262,600
                                                                                                                    ------------
      Net Earnings Increase                                                                                         $    555,340

                                                                                                        Net
                                                                                Before                Earnings          After
3.    Pro Forma Earnings                                                       Offering               Increase         Offering
                                                                               --------               --------         --------

      12 Months ended March 31, 1999 (reported)                              $ 3,254,000             $555,340       $  3,809,340
      Estimated Core Earnings                                                $ 3,144,000             $555,340       $  3,699,340

                                                               Before         Net Cash         Acquisition Stock         After
4.    Pro Forma Net Worth                                     Offering        Proceeds              Issuance           Offering
                                                              --------        --------              --------           --------

      March 31, 1999                                      $29,711,000        $19,278,000             $300,000       $ 49,289,000
      March 31, 1999 (Tangible)                           $24,615,000        $19,278,000             $300,000       $ 44,193,000

                                                               Before          Net Cash        Acquisition Stock        After
5.    Pro Forma Assets                                        Offering         Proceeds             Issuance           Offering
                                                              --------         --------             --------           --------

      March 31, 1999                                     $148,486,000        $19,278,000             $300,000       $168,064,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP and Stock Award Plan stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.
(5) Reflects the pro forma benefit plan adjustment as set forth in the prospectus.

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                                At the Midpoint

1.    Offering Proceeds                                                                                      $ 28,000,000
      Less: Estimated Offering Expenses                                                                         1,120,000
                                                                                                             ------------
      Net Offering Proceeds                                                                                  $ 26,880,000


2.    Estimated Additional Income from Offering Proceeds

      Net Offering Proceeds                                                                                  $ 26,880,000
      Less: Capital Expenditures                                                                                        0
      Less: Non-Cash Stock Purchases (1)                                                                        4,200,000
                                                                                                             ------------
      Net Proceeds Reinvested                                                                                $ 22,680,000
      Estimated net incremental rate of return                                                                       3.00%
                                                                                                             ------------
      Earnings Increase                                                                                      $    680,400
         Less: Estimated cost of ESOP borrowings (2)                                                                    0
         Less: Amortization of ESOP borrowings (3)                                                                168,000
         Less: Stock Award Plan Vesting (4)                                                                       168,000
         Plus: Pro Forma Benefit Plan Adjustments (5)                                                             313,000
                                                                                                             ------------
      Net Earnings Increase                                                                                  $    657,400

                                                                                           Net
                                                                       Before            Earnings                 After
3.    Pro Forma Earnings                                              Offering           Increase               Offering
                                                                      --------           --------               --------

      12 Months ended March 31, 1999 (reported)                     $ 3,254,000          $657,400            $  3,911,400
      Estimated Core Earnings                                       $ 3,144,000          $657,400            $  3,801,400

                                                   Before            Net Cash        Acquisition Stock          After
4.    Pro Forma Net Worth                         Offering           Proceeds           Issuance              Offering
                                                  --------           --------           --------              --------

      March 31, 1999                            $ 29,711,000        $22,680,000          $300,000            $ 52,691,000
      March 31, 1999 (Tangible)                 $ 24,615,000        $22,680,000          $300,000            $ 47,595,000

                                                   Before            Net Cash        Acquisition Stock          After
5.    Pro Forma Assets                            Offering           Proceeds           Issuance              Offering
                                                  --------           --------           --------              --------

      March 31, 1999                            $148,486,000        $22,680,000          $300,000            $171,466,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP and Stock Award Plan stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.
(5) Reflects the pro forma benefit plan adjustment as set forth in the prospectus.

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                                At the Maximum

1.    Offering Proceeds                                                                                               $ 32,200,000
      Less: Estimated Offering Expenses                                                                                  1,288,000
                                                                                                                      ------------
      Net Offering Proceeds                                                                                           $ 30,912,000


2.    Estimated Additional Income from Offering Proceeds

      Net Offering Proceeds                                                                                           $ 30,912,000
      Less: Capital Expenditures                                                                                                 0
      Less: Non-Cash Stock Purchases (1)                                                                                 4,830,000
                                                                                                                      ------------
      Net Proceeds Reinvested                                                                                         $ 26,082,000
      Estimated net incremental rate of return                                                                                3.00%
                                                                                                                      ------------
      Earnings Increase                                                                                               $    782,460
         Less: Estimated cost of ESOP borrowings (2)                                                                             0
         Less: Amortization of ESOP borrowings (3)                                                                         193,200
         Less: Stock Award Plan Vesting (4)                                                                                193,200
         Plus: Pro Forma Benefit Plan Adjustments (5)                                                                      363,400
                                                                                                                      ------------
      Net Earnings Increase                                                                                           $    759,460

                                                                                                    Net
                                                                               Before             Earnings               After
3.    Pro Forma Earnings                                                      Offering            Increase              Offering
                                                                              --------            --------              --------

      12 Months ended March 31, 1999 (reported)                              $ 3,254,000          $759,460            $  4,013,460
      Estimated Core Earnings                                                $ 3,144,000          $759,460            $  3,903,460

                                                            Before            Net Cash       Acquisition Stock           After
4.    Pro Forma Net Worth                                  Offering           Proceeds            Issuance              Offering
                                                           --------           --------            --------              --------

      March 31, 1999                                     $ 29,711,000        $26,082,000          $300,000            $ 56,093,000
      March 31, 1999 (Tangible)                          $ 24,615,000        $26,082,000          $300,000            $ 50,997,000


                                                            Before            Net Cash       Acquisition Stock           After
5.    Pro Forma Assets                                     Offering           Proceeds            Issuance              Offering
                                                           --------           --------            --------              --------

      March 31, 1999                                     $148,486,000        $26,082,000          $300,000            $174,868,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP and Stock Award Plan stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.
(5) Reflects the pro forma benefit plan adjustment as set forth in the prospectus.

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                         At the Proposed Closing Value

1.    Offering Proceeds                                                                                             $ 25,900,000
      Less: Estimated Offering Expenses                                                                                1,036,000
                                                                                                                    ------------
      Net Offering Proceeds                                                                                         $ 24,864,000


2.    Estimated Additional Income from Offering Proceeds

      Net Offering Proceeds                                                                                         $ 24,864,000
      Less: Capital Expenditures                                                                                               0
      Less: Non-Cash Stock Purchases (1)                                                                               3,885,000
                                                                                                                    ------------
      Net Proceeds Reinvested                                                                                       $ 20,979,000
      Estimated net incremental rate of return                                                                              3.00%
                                                                                                                    ------------
      Earnings Increase                                                                                             $    629,370
         Less: Estimated cost of ESOP borrowings (2)                                                                           0
         Less: Amortization of ESOP borrowings (3)                                                                       155,400
         Less: Stock Award Plan Vesting (4)                                                                              155,400
         Plus: Pro Forma Benefit Plan Adjustments (5)                                                                    287,800
                                                                                                                    ------------
      Net Earnings Increase                                                                                         $    606,370

                                                                                                 Net
                                                                           Before              Earnings                After
3.    Pro Forma Earnings                                                   Offering            Increase              Offering
                                                                           --------            --------              --------

      12 Months ended March 31, 1999 (reported)                           $ 3,254,000          $606,370             $  3,860,370
      Estimated Core Earnings                                             $ 3,144,000          $606,370             $  3,750,370

                                                         Before            Net Cash       Acquisition Stock           After
4.    Pro Forma Net Worth                               Offering           Proceeds            Issuance              Offering
                                                        --------           --------            --------              --------

      March 31, 1999                                  $ 29,711,000        $20,979,000          $300,000             $ 50,990,000
      March 31, 1999 (Tangible)                       $ 24,615,000        $20,979,000          $300,000             $ 45,894,000

                                                         Before            Net Cash       Acquisition Stock           After
5.    Pro Forma Assets                                  Offering           Proceeds            Issuance              Offering
                                                        --------           --------            --------              --------

      March 31, 1999                                  $148,486,000        $20,979,000          $300,000             $169,765,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP and Stock Award Plan stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.
(5) Reflects the pro forma benefit plan adjustment as set forth in the prospectus.

                                   EXHIBIT 4

                  Pro Forma Analysis:  Minority Stock Offering

                           PRO FORMA ANALYSIS SHEET
                               NCRIC Group, Inc.
                          Prices as of July 16, 1999

                                                                      Peer Group           Med. Malpractice Subgroup
                                                                 ---------------------     -------------------------
Price Multiple                    Symbol        Subject (1)       Mean         Median         Mean            Median
--------------                    ------        ----------       -----         -------        -----           ------
Price-earnings ratio        =      P/E                7.56x      26.00x          14.31x       24.87            16.52x

Price-book ratio            =      P/B               69.31%      148.3%          116.5%       157.8%           151.8%

Price-assets ratio          =      P/A               16.73%       37.4%           26.1%        50.1%            48.9%

Valuation Parameters
--------------------
Pre-Conversion Earnings (Y)             $  3,254,000         ESOP Stock Purchases (E)               10.00% (5)
Pre-Conversion Book Value (B)           $ 29,711,000         Cost of ESOP Borrowings (S)             0.00% (4)
Pre-Conv. Tang. Book Value (B)          $ 24,615,000         ESOP Amortization (T)                  10.00 years
Pre-Conversion Assets (A)               $148,486,000         Stock Award Plan Amount (M)             5.00%
Reinvestment Rate (2)(R)                        3.00%        Stock Award Plan Vesting (N)            5.00 years (5)
Est. Conversion Expenses (3)(X)                 9.81%        Acquisition Shares (F)                  1.15%
Tax rate (TAX)                                 40.00%        Acquisition Stock Offering (Z)       300,000
                                                             Benefit Plan Adjustment (BP)            1.00%
                                                             Percentage Sold (PCT)                  40.64%

Calculation of Pro Forma Value After Conversion
-----------------------------------------------
1.    V=                    P/E * (Y)                               V=    $26,276,985
        -----------------------------------------------------
        1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N+BP)

2.    V=                   P/B  *  (B+Z)                            V=    $26,398,848
        -------------------------------------
        1 - P/B * PCT * (1-X-E-M-F)

3.    V=                   P/A * (A+Z)                              V=    $26,239,866
        -------------------------------------
        1 - P/A * PCT * (1-X-E-M-F)

                                                                                          Shares                        Aggregate
                                              Shares Sold to  Price Per  Gross Offering  Issued to   Total Shares     Market Value
Conclusion                      MHC Shares      Public         Share       Proceeds      HCI Prin.     Issued        of Stock Issued
-----------                     ------------  --------------  ---------  --------------  ---------     ----------    ---------------
Minimum                            2,040,000     1,360,000       7.00         9,520,000     42,857      1,402,857          9,820,000
Midpoint                           2,400,000     1,600,000       7.00        11,200,000     42,857      1,642,857         11,500,000
Maximum                            2,760,000     1,840,000       7.00        12,880,000     42,857      1,882,857         13,180,000
Proposed Closing Value             2,220,000     1,480,000       7.00        10,360,000     42,857      1,522,857         10,660,000

-----------------------------------------------------------
(1) Pricing ratios shown reflect the midpoint value.
(2) Net return reflects a reinvestment rate of 5.00 percent, and a tax rate of
    40.00 percent.
(3) Offering expenses shown at estimated midpoint value.
(4) No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and Stock Award Plan amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 40.00 percent.

                                   EXHIBIT 5

        Pro Forma Effect of Offering Proceeds:  Minority Stock Offering

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                   At the Minimum Pursuant to MHC Structure
                   Assumes Sale of 40% of Outstanding Shares

1.    Offering Proceeds                                                                                    $9,520,000
      Less: Estimated Offering Expenses                                                                     1,000,000
                                                                                                            ---------
      Net Offering Proceeds                                                                                $8,520,000


2.    Estimated Additional Income from Offering Proceeds

      Net Offering Proceeds                                                                                $8,520,000
      Less: Capital Expenditures                                                                                    0
      Less: Non-Cash Stock Purchases (1)                                                                    1,428,000
                                                                                                            ---------
      Net Proceeds Reinvested                                                                              $7,092,000
      Estimated net incremental rate of return                                                                   3.00%
                                                                                                                -----
      Earnings Increase                                                                                      $212,760
          Less: Estimated cost of ESOP borrowings (2)                                                               0
          Less: Amortization of ESOP borrowings (3)                                                            57,120
          Less: Stock Award Plan Vesting (4)                                                                   57,120
          Plus: Pro Forma Benefit Plan Adjustment (5)                                                          93,240
                                                                                                               ------
      Net Earnings Increase                                                                                  $191,760
                                                                                           Net
                                                                    Before              Earnings          After
3.    Pro Forma Earnings                                           Offering             Increase         Offering
                                                                   --------             --------         --------
      12 Months ended March 31, 1999 (reported)                      $3,254,000             $191,760       $3,445,760
      Estimated Core Earnings                                        $3,144,000             $191,760       $3,335,760

                                                   Before          Net Cash          Acquisition Stock      After
4.    Pro Forma Net Worth                         Offering         Proceeds               Offering         Offering
                                                  --------         --------               --------         --------
      March 31, 1999                               $29,711,000       $7,092,000             $300,000      $37,103,000
      March 31, 1999 (Tangible)                    $24,615,000       $7,092,000             $300,000      $32,007,000

                                                   Before          Net Cash          Acquisition Stock      After
5.    Pro Forma Assets                            Offering         Proceeds               Offering         Offering
                                                  --------         --------               --------         --------
      March 31, 1999                              $148,486,000       $7,092,000             $300,000     $155,878,000


(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 5 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.
(5) Reflects the pro forma benefit plan adjustment as set forth in the prospectus.

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                   At the Midpoint Pursuant to MHC Structure
                   Assumes Sale of 40% of Outstanding Shares

1.      Offering Proceeds                                                                                          $ 11,200,000
        Less: Estimated Offering Expenses                                                                             1,034,000
                                                                                                                   ------------
        Net Offering Proceeds                                                                                      $ 10,166,000


2.    Estimated Additional Income from Offering Proceeds

      Net Offering Proceeds                                                                                        $ 10,166,000
      Less: Capital Expenditures                                                                                              0
      Less: Non-Cash Stock Purchases (1)                                                                              1,680,000
                                                                                                                   ------------
      Net Proceeds Reinvested                                                                                      $  8,486,000
      Estimated net incremental rate of return                                                                             3.00%
                                                                                                                   ------------
      Earnings Increase                                                                                            $    254,580
          Less: Estimated cost of ESOP borrowings (2)                                                                         0
          Less: Amortization of ESOP borrowings (3)                                                                      67,200
          Less: Stock Award Plan Vesting (4)                                                                             67,200
          Plus: Pro Forma Benefit Plan Adjustment (5)                                                                   113,400
                                                                                                                   ------------
      Net Earnings Increase                                                                                        $    233,580

                                                                                                    Net
                                                                                Before            Earnings             After
3.    Pro Forma Earnings                                                       Offering           Increase           Offering
                                                                               --------           --------           --------

      12 Months ended March 31, 1999 (reported)                              $3,254,000           $233,580         $  3,487,580
      Estimated Core Earnings                                                $3,144,000           $233,580         $  3,377,580

                                                             Before          Net Cash        Acquisition Stock         After
4.    Pro Forma Net Worth                                   Offering         Proceeds             Offering           Offering
                                                            --------         --------             --------           --------

      March 31, 1999                                      $ 29,711,000       $8,486,000           $300,000         $ 38,497,000
      March 31, 1999 (Tangible)                           $ 24,615,000       $8,486,000           $300,000         $ 33,401,000

                                                             Before          Net Cash        Acquisition Stock         After
5.    Pro Forma Assets                                      Offering         Proceeds             Offering           Offering
                                                            --------         --------             --------           --------

      March 31, 1999                                      $148,486,000       $8,486,000           $300,000         $157,272,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 5 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.
(5) Reflects the pro forma benefit plan adjustment as set forth in the prospectus.

                     PRO FORMA EFFECT OF OFFERING PROCEEDS
                               NCRIC Group, Inc.
                   At the Maximum Pursuant to MHC Structure
                   Assumes Sale of 40% of Outstanding Shares

1.      Offering Proceeds                                                                                        $ 12,880,000
        Less: Estimated Offering Expenses                                                                           1,067,000
                                                                                                                 ------------
        Net Offering Proceeds                                                                                    $ 11,813,000


2.    Estimated Additional Income from Offering Proceeds

      Net Offering Proceeds                                                                                      $ 11,813,000
      Less: Capital Expenditures                                                                                            0
      Less: Non-Cash Stock Purchases (1)                                                                            1,932,000
                                                                                                                 ------------
      Net Proceeds Reinvested                                                                                    $  9,881,000
      Estimated net incremental rate of return                                                                           3.00%
                                                                                                                 ------------
      Earnings Increase                                                                                          $    296,430
          Less: Estimated cost of ESOP borrowings (2)                                                                       0
          Less: Amortization of ESOP borrowings (3)                                                                    77,280
          Less: Stock Award Plan Vesting (4)                                                                           77,280
          Plus: Pro Forma Benefit Plan Adjustment (5)                                                                 133,560
                                                                                                                 ------------
      Net Earnings Increase                                                                                      $    275,430

                                                                                                   Net
                                                                             Before              Earnings          After
3.    Pro Forma Earnings                                                    Offering             Increase         Offering
                                                                            --------             --------         --------

      12 Months ended March 31, 1999 (reported)                            $3,254,000             $275,430       $  3,529,430
      Estimated Core Earnings                                              $3,144,000             $275,430       $  3,419,430

                                                           Before          Net Cash         Acquisition Stock        After
4.    Pro Forma Net Worth                                 Offering         Proceeds             Offering           Offering
                                                          --------         --------             --------           --------

      March 31, 1999                                    $ 29,711,000       $9,881,000             $300,000       $ 39,892,000
      March 31, 1999 (Tangible)                         $ 24,615,000       $9,881,000             $300,000       $ 34,796,000

                                                           Before          Net Cash         Acquisition Stock        After
5.    Pro Forma Assets                                    Offering         Proceeds             Offering           Offering
                                                          --------         --------             --------           --------

      March 31, 1999                                    $148,486,000       $9,881,000             $300,000       $158,667,000

(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 5 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.
(5) Reflects the pro forma benefit plan adjustment as set forth in the prospectus.

                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                               NCRIC Group, Inc.
                         At the Proposed Closing Value
                   Assumes Sale of 40% of Outstanding Shares

1.   Offering Proceeds                                                                                    $10,360,000
     Less: Estimated Offering Expenses                                                                      1,016,750
                                                                                                            ---------
     Net Conversion Proceeds                                                                               $9,343,250


2.   Estimated Additional Income from Conversion Proceeds

     Net Conversion Proceeds                                                                               $9,343,250
     Less: Capital Expenditures                                                                                     0
     Less: Non-Cash Stock Purchases (1)                                                                     1,554,000
                                                                                                            ---------
     Net Proceeds Reinvested                                                                               $7,789,250
     Estimated net incremental rate of return                                                                    3.00%
                                                                                                                -----
     Earnings Increase                                                                                       $233,678
         Less: Estimated cost of ESOP borrowings (2)                                                                0
         Less: Amortization of ESOP borrowings (3)                                                             62,160
         Less: Stock Award Plan Vesting (4)                                                                    62,160
         Plus: Pro Forma Benefit Plan Adjustment (5)                                                          103,320
                                                                                                              -------
     Net Earnings Increase                                                                                   $212,678
                                                                                           Net
                                                                   Before              Earnings          After
3.   Pro Forma Earnings                                           Offering             Increase         Offering
                                                                  --------             --------         --------
     12 Months ended March 31, 1999 (reported)                      $3,254,000           $212,678         $3,466,678
     Estimated Core Earnings                                        $3,144,000           $212,67          $3,356,678

                                                  Before          Net Cash          Acquisition Stock    After
4.   Pro Forma Net Worth                         Offering         Proceeds               Offering       Offering
                                                 --------         --------               --------       --------
     March 31, 1999                               $29,711,000       $7,789,250             $300,000      $37,800,250
     March 31, 1999 (Tangible)                    $24,615,000       $7,789,250             $300,000      $32,704,250


                                                  Before          Net Cash          Acquisition Stock    After
5.   Pro Forma Assets                            Offering         Proceeds               Offering       Offering
                                                 --------         --------               --------       --------
     March 31, 1999                              $148,486,000       $7,789,250             $300,000     $156,575,250


(1) Includes ESOP and Stock Award Plan stock purchases equal to 10.0 and 5.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 5 years, amortization expense is tax-effected at a 40.00 percent rate.
(4) Stock Award Plan is amortized over 5 years, and amortization expense is tax effected at 40.00 percent.
(5) Reflects the pro forma benefit plan adjustment as set forth in the prospectus.

                                   EXHIBIT 6

                               RP Financial, LC.
                         Firm Qualifications Statement

[LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]


                                                    FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, careful structuring of strategic plans and transactions and providing sophisticated valuation analyses consistent with accepted valuation practices. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, thrift mutual-to-stock conversions, insurance company demutualizations, ESOPs, subsidiary companies, mark-to-market transactions and various other corporation valuation requirements. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching and/or diversification strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial services companies which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

     Ronald S. Riggins, Managing Director (19)
     William E. Pommerening, Managing Director (15)
     Gregory E. Dunn, Senior Vice President (17)
     James P. Hennessey, Senior Vice President (14)
     James J. Oren, Senior Vice President (12)